                                                                    Exhibit 10.1

                     THE TC OPERATING LIMITED PARTNERSHIP
                     ------------------------------------

         SECOND AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP
         ------------------------------------------------------------


          THIS SECOND AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP is entered into as of the 31st day of January, 2001, by and among THE TOWN AND COUNTRY TRUST, a Maryland real estate investment trust ("TCT"); THE TOWN AND COUNTRY ORIOLE CORPORATION, a Delaware corporation and a wholly-owned subsidiary of TCT ("TC-Oriole"); THE BAL-PENN COMPANY, an Ohio limited partnership ("Bal-Penn"); HARVEY SCHULWEIS ("Schulweis"); and PAUL E. TAYLOR, JR. ("Taylor"). TCT and TC-Oriole may be referred to individually as a "General Partner" and collectively as the "General Partners". Bal-Penn, Schulweis, Taylor, and any substitute or other Limited Partner admitted to the Partnership in accordance with Article VIII may be referred to individually as a "Limited Partner" and collectively as the "Limited Partners". The Limited Partners and the General Partners may be referred to individually as a "Partner" and collectively as the "Partners".

                               R E C I T A L S:
                               ----------------

          TCT, TC-Oriole, Bal-Penn and Oriole formed a Maryland limited partnership under the name and style of The TC Operating Limited Partnership (the "Partnership") upon the filing of a certificate of limited partnership with the Maryland Department of Assessments and Taxation on August 18, 1993 and the execution of an Agreement of Limited Partnership of the Partnership dated as of August 18, 1993 (the "1993 Agreement"). Oriole assigned its interest in the Partnership to TC-Oriole, Schulweis and Taylor on August 23, 1993.

          The Partners amended the 1993 Agreement effective as of January 25, 1995 and entered into an Amended and Restated Agreement of Limited Partnership effective as of such date (the "Prior Agreement").

          The Partners desire to amend the provisions of the Prior Agreement relating to the allocation of gain on sale from properties in order to allocate such gains in a manner which the Partners believe is more equitable to the Limited Partners and to revise Exhibit I to reflect correctly the number of Units granted to each Limited Partner. Pursuant to Section 12.4 of the Original Agreement, this Second Amended and Restated Agreement of Limited Partnership has been approved by the General Partners and a majority in interest of the Limited Partners.

          Therefore, the undersigned, being the general partners and a majority in interest of the limited partners of the Partnership, wish to amend and restate the Prior Agreement and to supersede in its entirety the Prior Agreement.

                             A G R E E M E N T S:
                             --------------------

          In consideration of the foregoing and the mutual promises herein contained, the undersigned do hereby agree that the Prior Agreement is amended and restated to read in its entirety as follows:

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                                   ARTICLE I

                                  Definitions
                                  -----------

     Certain capitalized terms used herein and in the Exhibits hereto are defined in Exhibit A hereto. All other capitalized terms used herein or in any Exhibit shall have the meanings ascribed to them in other parts hereof.

                                  ARTICLE II

                                 Organization
                                 ------------

     Section 2.1  Formation.  The Partnership was formed as a Maryland limited
                  ---------
partnership upon the filing of a certificate of limited partnership with the office of the Maryland State Department of Assessments and Taxation on August 18, 1993 pursuant to the provisions of the Act. This Agreement supercedes in its entirety the Prior Agreement, and the Partnership, in accordance with the terms and conditions contained herein, shall continue without interruption the business and operations previously conducted by the Partnership. The Partnership has been organized under, and shall continue to be operated subject to, the Act.

     Section 2.2  Name.  The name of the Partnership is "The TC Operating
                  ----
Limited Partnership".

     Section 2.3  Purpose and Powers.  The Partnership may carry out any
                  ------------------
business permitted by the Act. Without limiting the foregoing, the Partnership has the power and authority: (a) to receive ninety-nine percent (99%) of the general partnership interests in the Original Companies (the "Interests") as capital contributions from the Limited Partners; (b) to contribute the Interests to The TC Property Company, a Maryland general partner-ship (the "Property Company"); (c) to act as a general partner in the Property Company; (d) to participate as a partner in partnerships, or as the holder of an equity interest in other entities, that acquire, hold or dispose, or otherwise to acquire, hold or dispose, of real estate, buildings or any other property, real or personal, in fee or under lease, or any right or interest therein; (e) to merge with Town and Country Management, and be the surviving entity in such merger; (f) to borrow money and issue evidences of indebtedness, and to secure the same by mortgage, pledge or other lien on any Partnership Property; and (g) to enter into any kind of activity, and to execute, perform and carry out contracts of any kind, appropriate to business of the Partnership.

     Section 2.4  Place of Business.  The address of the principal office and
                  -----------------
place of business of the Partnership shall be 100 South Charles Street, Baltimore, Maryland 21201. The name and address of the Partnership's agent for service of process in Maryland shall be The Corporation Trust Incorporated, 32 South Street, Baltimore, Maryland 21201.

     Section 2.5  Term.  The Partnership shall continue until December 31, 2090
                  ----
unless earlier terminated pursuant to Article VII hereof.

     Section 2.6  Names and Addresses of Partners.  The names and addresses of
                  -------------------------------
the Partners are set forth in Exhibit B hereto.

     Section 2.7  Filing of Certificates.  Upon execution of this Agreement, any
                  ----------------------
amendment hereof, and every change of membership in the Partnership, the Partners shall sign, acknowledge and cause to be filed such certificates of limited partnership or of fictitious name as may be required by applicable law in any jurisdiction in which the Partnership maintains an office or is engaged in business and copies thereof will be maintained with the records of the partnership at the Maryland office referred to in Section 2.4 for inspection pursuant to Section 2.8. Subject to
Section 2.8, the General Partners shall not be obligated to furnish such certificates or information.

     Section 2.8  Records to be Kept.  The General Partners shall keep or make
                  ------------------
available at the principal office referred to in Section 2.4 all records required pursuant to the Act or this Partnership Agreement. Upon written request by any Partner, such Partner or its duly authorized representative shall have the right to inspect for any purpose reasonably related to such Partner's interest as a Partner of the Partnership, and, at such Partner's expense, to copy, any Partnership books and records (including such books and records required to be maintained pursuant to the Act) at all reasonable times during business hours. The General Partners may require any Partner exercising its rights under this Section 2.8 to establish to the General Partners' satisfaction that such exercise is related to such Partner's interest as a Partner of the Partnership. The General Partners also may withhold from any Partner any information which is subject to a confidentiality agreement or the release of which, in the judgment of the General Partners, adversely could affect any Partner or the Partnership. The General Partners from time to time may adopt such reasonable standards with respect to the release of information pursuant to this Section 2.8 as they may deem appropriate.

                                  ARTICLE III

                      Capital Contributions and Accounts
                      ----------------------------------

     Section 3.1  Initial Capital Contributions.
                  -----------------------------

     (a) Upon the execution of the Original Agreement, the following amounts in cash or property were contributed by the parties listed below:


          TCT - cash                              $     1,000

          Bal-Penn - undivided 49.5% general
          partnership interests in the
          Original Companies, at Book Value       $47,350,586

          Oriole - undivided 49.5% general
          partnership interests in the
          Original Companies, at Book Value       $47,350,586

     (b) Immediately following such contributions, (i) Oriole distributed its Limited Partnership Interest among the Oriole Partners, pro rata, in proportion
                                                        --- ----
to their interests in Oriole, (ii) TC-Oriole purchased eighty-five and 400/1000 percent (85.400%) of the Limited Partnership Interests held by the Oriole Partners, (iii) the Limited Partnership Interests purchased by TC-Oriole automatically were reconstituted as a general Partnership Interest and (iv) TCT contributed the sum of $263,499,000 in cash to the Partnership.

     Section 3.2  Additional Funds.
                  ----------------

     (a)  If the Partnership requires funds ("Required Funds") for any purpose:

          (i) Subject to Section 5.3(b), to the extent that TCT borrows all or any portion of the Required Funds by entering into a Funding Loan, TCT shall lend (the "General Partner Loan") to the Partnership the Funding Loan Proceeds on the same terms and conditions, including interest rate, repayment schedule and costs and expenses, as shall be applicable with respect to or incurred in connection with the Funding Loan. TCT shall use its reasonable efforts to cause Required Funds to be advanced to the Partnership as third party loans or as General Partner Loans (as opposed to Contributed Funds) to the maximum extent practicable under the circumstances existing at the time Required Funds are needed; or

          (ii) to the extent TCT does not borrow all of the Required Funds by entering into a Funding Loan or other borrowing, TCT may contribute to the Partnership as an additional Capital Contribution the amount of the Required Funds not loaned to the Partnership (such amount, as increased by any underwriting discount incurred by TCT in making such additional Capital Contribution, being referred to as the "Contributed Funds") (hereinafter, each date on which TCT so contributes Contributed Funds pursuant to this subparagraph (ii) is referred to as an "Adjustment Date").

Notwithstanding the foregoing, it is understood and agreed by the Partners that the $232,000,000 of Nonrecourse Liabilities of the Partnership may be refinanced other than through General Partner Loans.

     (b) Effective on each Adjustment Date, the Percentage Interest of each Limited Partner shall be adjusted so that the Percentage Interest of such Limited Partner shall be equal to a fraction, (i) the numerator of which is equal to the number of Conversion Shares that such Limited Partner would receive if it were to convert in full all of its unexercised Units (or Deemed Units) on such Adjustment Date and (ii) the denominator of which is equal to the sum of

     (x) the product of (A) the total number of issued and outstanding Common Shares on the Adjustment Date (excluding any Conversion Shares issued by the TCT on or prior to such date) and (B) the Partnership Interest Fraction, plus
               ----

     (y)  any Conversion Shares issued by TCT on or prior to such date, plus
                                                                        ----

     (z) the Conversion Shares which would be issued by TCT assuming that all Limited Partners converted in full all of their unexercised Units (or Deemed Units).

The General Partners promptly shall give each Limited Partner written notice of its Percentage Interest, as adjusted. Percentage Interests shall be rounded to the nearest one-thousandth of one percent.

     (c) Effective on each Adjustment Date, the Percentage Interest of TCT shall be adjusted such that it shall be equal to 100% minus the sum of (i) the
                                                      -----
Percentage Interest of TC-Oriole and

(ii) the Percentage Interests of all Limited Partners immediately after being adjusted pursuant to paragraph (b) of this Section 3.2 on such Adjustment Date.

     (d) All calculations pursuant to this Section 3.2 shall be made without regard to any limit placed on the ownership of Common Shares, and any outstanding Excess Shares shall be treated as Common Shares.

     (e) Except as provided in Section 7.6, the Limited Partners shall not be required, nor have they agreed, to make any additional Capital Contributions to the Partnership.

     (f) Any Partnership Interest acquired by TCT under this Agreement automatically shall be converted into a general Partnership Interest.

     Section 3.3  Capital Accounts.
                  ----------------

     (a) A separate Capital Account shall be maintained for each Partner and shall be determined and adjusted as set forth on Exhibit D hereto. No interest shall be paid on the Capital Contributions or Capital Account of any Partner.

     (b) Following the transactions contemplated by Section 3.1, the Capital Accounts of the Partners were as set forth on Exhibit H hereto.

     Section 3.4  Stock Incentive Plan.
                  --------------------

     If at any time or from time to time Common Shares are granted in accordance with the terms of the Stock Incentive Plan:

     (a) Each date on which TCT issues any Common Shares pursuant to the Stock Incentive Plan shall be deemed to constitute an Adjustment Date and the interests of the Partners shall be adjusted accordingly.

     (b) For purposes of this Section 3.4, Common Shares issued subject to forfeiture or other similar restrictions shall be deemed issued if dividends accrue thereon; otherwise, restricted Common Shares shall be deemed issued upon the lapse of such restrictions. In addition, the grant of options to purchase Common Shares pursuant to the Stock Incentive Plan shall not constitute the grant or issuance of Common Shares for purposes of this Section 3.4.

     (c) TCT shall contribute to the Partnership any consideration received on issuance of Common Shares pursuant to the Stock Incentive Plan.

     Section 3.5  Exercise of Overallotment Option.
                  --------------------------------

                            [INTENTIONALLY OMITTED]

     Section 3.6  Convertible Securities.
                  ----------------------

     (a) If the TCT issues Convertible Debt Securities, such Convertible Debt Securities shall be treated as a General Partner Loan. Upon any conversion or exchange of the Convertible Debt Securities for Common Shares, the date on which any Common Shares are issued shall be deemed an Adjustment Date, and the interests of the Partners shall be adjusted accordingly.

     (b) If TCT issues Convertible Equity Securities, the date on which any Common Shares are issued upon conversion or exchange of the Convertible Equity Securities shall be deemed an Adjustment Date, and the interests of the Partners shall be adjusted accordingly.

     Section 3.7  Conversion of Units.  Upon any conversion of any Unit by any
                  -------------------
Limited Partner or the acquisition by TCT or the Partnership of any Partnership Interests (and related Units) or Conversion Shares pursuant to Section 11.5, such conversion or acquisition shall be treated as an Adjustment Date and the interests of the Limited Partners and TCT shall be adjusted accordingly.


                                  ARTICLE IV

                   Accounting, Distributions and Allocations
                   -----------------------------------------

     Section 4.1  Accounting.  Partnership books shall be kept on the accrual
                  ----------
basis and in accordance with generally accepted accounting principles. The taxable and fiscal year of the Partnership shall be the calendar year.

     Section 4.2  Cash Flow.
                  ---------

     (a) Subject to Section 7.2, Cash Flow of the Partnership shall be determined by the General Partners and distributed at such times and in such amounts as the General Partners from time to time may determine; provided,
                                                                 --------
however, that any such distribution shall be made pro rata, in proportion to
-------                                           --- ----
each Partner's Percentage Interest. No Partner shall receive any distribution from the Partnership except as herein provided or upon termination of the Partnership.

     (b) Notwithstanding the foregoing, but subject to Section 5.9, the General Partners shall use their best efforts to cause the Partnership to distribute sufficient Cash Flow so that the General Partners' share of such Cash Flow will enable TCT to pay shareholder dividends that will (i) satisfy the distribution requirements for qualifying as a REIT under the Code and Regulations ("REIT Requirements"), and (ii) avoid any federal income or excise tax liability of TCT.

     (c) TCT intends that, to the extent practicable: (i) a distribution from REIT Sub to TCT will be made only at such time as a distribution is made to the Partners pursuant to Section 4.2(a); (ii) any distribution from REIT Sub to TCT will be equal to REIT Sub's percentage interest in the underlying properties to which such distribution relates; and (iii) if the General Partners establish any reserves for the Partnership, REIT Sub will establish a corresponding reserve equal to its percentage interest in the underlying properties.

     Section 4.3  Allocation of Profits and Losses.
                  --------------------------------

     (a) After giving effect to the required special allocations, if any, described in Exhibit E hereto, Net Profits for each fiscal year shall be allocated to the Partners, pro rata, in proportion to their Percentage
                           --- ----
Interests.

     (b) After giving effect to the required special allocations, if any, set forth in Exhibit E, Net Losses for each fiscal year shall be allocated to the Partners, pro rata, in proportion to their Percentage Interests.
          --- ----

     (c) After giving effect to the required special allocations, if any, set forth in Exhibit E, Gain From Sale shall be allocated as follows:

     (i) Gain From Sale in respect of an asset held by one of the Original Companies shall be allocated among the Partners as follows:

           (1) First, to all Partners with deficit MG-Inclusive Capital Account balances, in an amount equal to the aggregate of such deficit MG-Inclusive Capital Account balances, in the proportion to their respective deficit MG-Inclusive Capital Account balances.

           (2) Second, to the Partners such that the ratio of each Partner's positive MG-Inclusive Capital Account balance to the aggregate MG-Inclusive Capital Account balances of all the Partners is equal to such Partner's Percentage Interest; and

           (3)  Third, the balance to the Partners, pro rata, in proportion to
                                                    --- ----
                their Percentage Interests.

     (ii) Gain From Sale in respect of any other asset shall be allocated among the Partners as follows:

           (1) First, to the Limited Partners, pro rata, in proportion to their Percentage Interests, in an amount not to exceed the aggregate amount of Depreciation in respect of such asset which has been specially allocated to the Limited Partners pursuant to Sections 1(a)(1) and (2) of Exhibit E;

           (2) Second, the balance to the Partners, pro rata, in proportion to their Percentage Interests.

     (d) After giving effect to the required special allocations, if any, set forth in Exhibit E, Loss From Sale shall be allocated as follows:

           (i) First, to all Partners with positive MG-Inclusive Capital Account balances, such that the ratio of each Partner's positive MG-Inclusive Capital Account balance to the aggregate positive MG-Inclusive Capital Account balance of all Partners with positive MG-Inclusive Capital Account balances is equal to the ratio of such Partner's Percentage Interest to the aggregate Percentage Interest of all Partners with positive MG-Inclusive Capital Account balances;

          (ii) Second, to all Partners such that the ratio of each Partner's MG-Inclusive Capital Account balance to the aggregate MG-Inclusive Capital Account balance of all Partners is equal to such Partner's Percentage Interest; and

          (iii) Third, the balance to the Partners, pro rata, in proportion to
                                                    --- ----
     their Percentage Interests.

     (e) Notwithstanding the foregoing provisions of this Section 4.3, if, in the year of liquidation of the Partnership, the allocations pursuant to this
Section 4.3 would not otherwise cause the Capital Accounts of the Partners on liquidation to be in proportion to their Percentage Interests, then (i) items of income, gain, loss and deduction in such year of liquidation shall be specially allocated among the Partners in the amounts and in the proportions necessary to cause the Capital Accounts of the Partners to be in proportion to their Percentage Interests, and (ii) Net Profits, Net Losses, Gain From Sale and Loss From Sale shall be deemed not to include the items specially allocated pursuant to this sentence.

     (f) To the extent provided in Exhibit E, the General Partners shall have the right, but not the obligation, to make, change or adjust certain special allocations of depreciation at future times.

     Section 4.4  Tax Elections.  The General Partners have caused the
                  -------------
Partnership to make an election under Code Section 754, and have caused the Property Company and each Company to make such elections, on the 1993 federal income tax returns of such entities.

                                   ARTICLE V

           Powers, Duties, Liabilities, and Compensation of Partners
           ---------------------------------------------------------

     Section 5.1  Powers and Duties of Partners.
                  -----------------------------

     (a) Subject to the provisions of Section 5.3 hereof, the General Partners shall have sole and complete authority to manage, control and make all decisions affecting the business and assets of the Partnership, and shall have (without limiting the foregoing) the power to:

          (i) authorize or approve all actions in furtherance of the purposes of the Partnership;

          (ii) open accounts with financial institutions in the Partnership's name and deposit, maintain and with-draw funds therein or therefrom;

          (iii) admit Limited Partners in accordance with and subject to the provisions of Article VIII;

          (iv) cause the Partnership to employ from time to time persons or entities for the operation and management of any and all properties which may come under the ownership and/or control of the Partnership, including (but not limited to) accountants and attorneys, on such terms and for such compensation as the General Partners shall determine;

          (v) cause the Partnership to borrow funds (secured or unsecured) as needed to meet its obligations, and to execute notes, mortgages, deeds of trust, financing statements, assignment of rents and leases, loan agreements and related documents in connection with any such borrowing;

          (vi) obtain replacements of any such mortgage, deed of trust or other financing and, in furtherance thereof, to pledge any Partnership Property existing on, or acquired after, the date hereof;

          (vii) cause the Partnership to prepay, in whole or in part, any mortgage, deed of trust or other financing, or to refinance, increase, modify or extend the same;

          (viii) cause the Partnership to enter into, approve and enforce leases and other agreements involving any property, real or personal;

          (ix) cause the Partnership to exercise any rights it may have as a partner in the Property Company or any other partnership and to contribute or lend funds or property to the Property Company or any such other partnership;

          (x) cause the Partnership to convey title to a nominee and reacquire the same;

          (xi) cause the Partnership to maintain, repair and improve any property owned by the Partnership;

          (xii) cause the Partnership to sell, exchange or convey title to, or grant an option for the sale of, all or any part of any Partnership Property;

          (xiii) cause the Partnership to merge with Town and Country Management and become the surviving entity of such merger; and

          (xiv) cause the Partnership to transfer the management company assets, liabilities and operations to a subsidiary of TCT.

The General Partners shall have such additional rights, authority and powers conferred by law as are consistent with the purposes of the Partnership. Any power or right granted to the General Partners in this Agreement may be exercised solely by TCT as the managing General Partner.

     (b) The General Partners shall devote such time to the affairs of the Partnership as, in their sole discretion, they deem necessary to supervise the business of the Partnership; to ensure compliance with all contracts, loans and other documents to which the Partnership is a party or Partnership Property is subject; to cause to be prepared all reports which are required to be furnished by the Partnership to any person; and to do all other things and execute and deliver any documents which may be necessary or advisable in order to supervise and manage the affairs and business, and carry out the purposes, of the Partnership in accordance with this Agreement. Notwithstanding the foregoing but subject to paragraph (f), it is expressly understood and agreed that the General Partners shall not be required to devote their entire time or attention to the business of the Partnership.

     (c)  No Limited Partner, in its capacity as a Limited Partner, shall take part in the control and management of the business of the Partnership or have any power to bind the Partnership to any obligation.

     (d) The General Partners shall provide the following to each Partner within ninety (90) days after the end of each fiscal year:

             (i) Annual operating statements regarding the financial situation of the Partnership as of the end of each fiscal year, including a balance sheet, profit and loss statement, statement of partner's capital and statement of cash flows; and

             (ii) Annual tax reporting information.

     (e) The Limited Partners shall not have the right to remove either General Partner.

     (f) So long as any Partnership Interests are held by an Original Limited Partner, the General Partners agree that any acquisition, disposition or lease of real estate properties shall be done exclusively through the Partnership or through entities in which the Partnership directly or indirectly owns all of the equity interests; provided, however, that the General Partners, directly or through subsidiaries, may hold up to a 1.99% equity interest in any investment in real estate properties made by the Partnership.

     Section 5.2  Compensation of General Partners.
                  --------------------------------

     (a) Except for the distributions provided in Section 4.2, the General Partners shall not be entitled to receive any other compensation from the funds of the Partnership for services rendered or duties performed in connection with the management of the operations of the Partnership or any services performed by them pursuant to Section 7.2; provided that the General Partners shall be reimbursed by the Partnership, to the extent permitted under Section 5.2(b), for all of their out-of-pocket costs and expenses incurred by them or by their trustees, directors, officers or employees in managing the business or affairs of the Partnership, including any legal, accounting or other professional services rendered to the Partnership.

     (b) Except as provided in Sections 5.5(a) and 5.7, the parties hereto agree that a portion of the aggregate post-Formation expenses incurred by the General Partners or the Partnership (excluding the expenses of any management company subsidiary of TCT) equal to the Partnership Interest Fraction multiplied by the aggregate amount of such expenses shall be deemed to be expenses of the Partnership and shall be treated, for all purposes of this Agreement, as if directly incurred by the Partnership; and the remainder of such aggregate expenses shall be deemed to be non-reimbursable expenses of the General Partners and shall be treated, for all purposes of this Agreement, as if directly incurred by the General Partners. Notwithstanding the foregoing, any income or excise taxes to which the General Partners or REIT Sub become subject by virtue of a decision by the Board of Trustees of TCT to cease to comply with the REIT Requirements shall be borne solely by the General Partners.

     Section 5.3  Limitation on General Partners' Authority.
                  -----------------------------------------

     (a)  The General Partners shall have no authority to:

          (i) take any action which is contravention of this Partnership Agreement or the Act; or

          (ii) require partition of Partnership Property or compel any sales or appraisements of Partnership assets or sale of a deceased Partner's interest therein, except as otherwise expressly permitted by this Partnership Agreement or with the Consent of the Limited Partners.

     (b) The General Partners shall not take any one or more of the following actions without the Consent of the Limited Partners:

          (i)    Amend, modify or terminate this Agreement;

          (ii) Sell, exchange, lease, mortgage, pledge or otherwise transfer all or a material portion of the Partnership Property;

          (iii) Cause, permit or allow the Property Company to sell, exchange, lease, mortgage, pledge or otherwise transfer all or any portion of its interest in any of the Companies or any of the Properties;

          (iv) Cause, permit or allow any of the Companies, or either general partner of any of the Companies, to sell, exchange, lease, mortgage, pledge or otherwise transfer all or any portion of any of their respective interests in any of the Properties;

          (v) Cause, permit or allow the Partnership to refinance any indebtedness secured by mortgages encumbering the Properties, to increase or decrease the amount of such mortgage indebtedness other than by required amortization of principal, or otherwise to incur indebtedness other than in the ordinary course of the Partnership's business;

          (vi)   Change the nature of the Partnership's business;

          (vii) Transfer their Partnership Interests to a person other than an existing General Partner;

          (viii) Admit one or more successor or additional general or limited partners to the Partnership;

          (ix)   Cause the Partnership to merge with or into any other entity;
     or

          (x) Take any action, or cause, permit or allow the Partnership, the Property Company or any of the Companies to take any action, in respect of the Properties (other than as provided in clause (v), above) which would result in any adverse tax effect to any of the Original Limited Partners.

     Section 5.4  Reliance on Act of General Partners.  No person dealing with
                  -----------------------------------
the General Partners, or either of them, shall be required to ascertain whether a General Partner is acting in accordance with this Agreement, and such person shall be protected in relying solely upon the deed, transfer, or assurance of, and the execution of any instrument or instruments by, such General Partner.

     Section 5.5  Liabilities of Partners.
                  -----------------------

     (a) Neither the General Partners nor any of their trustees, directors, officers, employees or agents shall be liable to the Partnership or to any other Partner for any actions or omissions to act taken in good faith and reasonably believed to be in the best interests of the Partnership, but shall be liable for bad faith, willful misconduct, fraud, or gross negligence. A General Partner shall remain liable for the obligations of the Partnership incurred or arising out of its operations while it was a General Partner, but not for obligations arising thereafter.

     (b) Except as required or otherwise provided by Section 7.6 or the Act, no Limited Partner shall be (i) required to make any further contributions to the capital of the Partnership to restore a loss, to discharge any liability of the Partnership or for any other purpose, or (ii) personally liable for any liabilities of the Partnership or the General Partners.

     Section 5.6  General Partner Loans.  Any loan to the Partnership from a
                  ---------------------
General Partner shall be treated as Partnership indebtedness to an unrelated third party and shall be approved by the trustees of TCT with the Consent of the Limited Partners.

     Section 5.7  Indemnification of General Partners.  The Partnership shall
                  -----------------------------------
indemnify the General Partners and each trustee, director, officer, employee and agent of the General Partners (collectively, the "Indemnified Parties"), to the fullest extent permitted by law, and save and hold such Indemnified Parties harmless from, and in respect of, (a) all Losses incurred in connection with or resulting from any claim, action, proceeding or demand against the Indemnified Parties or the Partnership that arise out of or in any way relate to the Partnership, its properties, business or affairs, and (b) any Losses resulting from such claims, actions, proceedings and demands, including amounts paid in settlement or compromise of any such claim, action, proceeding or demand; provided, however, that no Indemnified Party shall be entitled to indemnification hereunder if and to the extent any Losses arise as a result of such Indemnified Party's bad faith, willful misconduct, fraud, or gross negligence. The termination of any action, suit, or proceeding by judgment, order, settlement or upon a plea of nolo contendere or its equivalent, shall not of itself create a presumption that an Indemnified Party acted with bad faith, willful misconduct, fraud or gross negligence.

     Section 5.8  Tax Matters Partner.  TCT shall be the Tax Matters Partner in
                  -------------------
accordance with and subject to the provisions set forth on Exhibit F.

     Section 5.9  Operation in Accordance with REIT Requirements.  The Partners
                  ----------------------------------------------
acknowledge and agree that the Partnership shall be operated in a manner that will enable TCT to (a) satisfy the REIT Requirements and (b) avoid any federal income or excise tax liability. The Partnership shall avoid taking any action, or permitting any entity owned or controlled by it to take any action, which would result in TCT ceasing to satisfy the REIT Requirements or would result in the imposition of any federal income or excise tax liability on TCT. Notwithstanding the foregoing, a majority of the trustees of TCT may waive compliance with this Section 5.9 if such trustees determine that such noncompliance would be in the best interests of TCT.

     Section 5.10  Refinancing of Certain Nonrecourse Liabilities.  In the event
                   ----------------------------------------------
of a refinancing of Nonrecourse Liabilities to which the Properties are subject, and subject to Section 5.3(b), the General Partners may secure the resulting Nonrecourse Liabilities with Supplemental

Properties through the use of guarantees or direct issuance of notes or bonds and the execution and delivery of mortgages, deeds of trust and related security documents in respect thereof.

                                  ARTICLE VI

                          Bankruptcy and Liquidation
                          --------------------------

     Section 6.1  Dissolution or Continuation of Partnership.  In the event of
                  ------------------------------------------
an "event of withdrawal" (as defined in Section 10402 of the Act as in effect on the date of this Agreement) of, or in respect of, the sole remaining General Partner, this Partnership shall dissolve unless the remaining Partners shall unanimously elect to continue the Partnership within ninety (90) days after notice of such event (it being understood that in the case of an event of withdrawal under Section 10-402(4) such 90 day period shall commence after the lapse of the 120 day period specified therein). In the absence of such an election, the Partnership shall be dissolved on such ninetieth day. If the election to continue the Partnership is made, the remaining Partner or Partners
(a) shall designate a new general partner who consents to and accepts such designation and (b) shall have the option to either substitute the successor or personal representative of the withdrawing General Partner as a Limited Partner or to purchase the withdrawing General Partner's interest on such terms and conditions as may be agreed upon by the parties. The new general partner shall be subject to the same obligations as the General Partners under this Agreement.

     Section 6.2  Actions of the Limited Partners.
                  -------------------------------

     In the event a Limited Partner shall do any of the following:

     (a) file a voluntary petition in bankruptcy;

     (b) be adjudicated a bankrupt or insolvent;

     (c) (i) file a petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any statute, law, or rule; or (ii) file an answer or other pleading admitting or failing to contest the material allegations of a petition filed against it in any such proceeding;

     (d) die; or

     (e) be dissolved;

then the legal representative or successor in interest automatically shall be substituted as a Limited Partner upon compliance with the provisions of the Act; provided that the estate of a deceased Partner shall be deemed an assignee of such deceased Partner, and shall be admitted as a substitute Limited Partner upon compliance with Section 8.4.

     Section 6.3  Withdrawal of Partners. No Partner shall be entitled to
                  ----------------------
withdraw from the Partnership other than in connection with (a) a transfer or assignment of all of such Partner's Partnership Interest pursuant to the terms and conditions of this Agreement or (b) dissolution and termination of the Partnership. The Partnership shall not be obligated to purchase the interest of any withdrawing Partner, nor shall such Partner be entitled to receive any payment or distribution from the Partnership in connection with its withdrawal.

                                  ARTICLE VII

                          Dissolution of Partnership
                          --------------------------

     Section 7.1  Termination.  The Partnership shall be terminated and
                  -----------
dissolved upon the first to occur of the following ("Liquidating Events"): (a) completion of its term of years, (b) an event of withdrawal of a sole remaining General Partner under Section 6.1 and the failure of the Partners to elect to continue the business of the Partnership without liquidation pursuant to Section 6.1, or (c) the voluntary dissolution of the Partnership by the General Partners with the Consent of the Limited Partners. Upon the dissolution and the commencement of the winding up of the Partnership, a certificate of cancellation shall be filed pursuant to Section 10-203 of the Act.

     Section 7.2  Winding Up.  Upon the occurrence of a Liquidating Event, the
                  ----------
Partnership shall continue solely for the purposes of winding up its affairs in an orderly manner, liquidating its assets, and satisfying the claims of its creditors and Partners. No Partner shall take any action that is inconsistent with the winding up of the Partnership's business and affairs. The General Partners (or, if there is no General Partner, any person elected by a majority in interest of the Percentage Interests) shall be responsible for overseeing the winding up and dissolution of the Partnership and shall take full account of the Partnership's liabilities and Partnership Property, and the Partnership Property shall be liquidated as promptly as is consistent with obtaining the fair value thereof, and the assets of the Partnership or the proceeds therefrom, to the extent sufficient therefor, shall be applied and distributed in the following order:

     (a) First, to the payment and discharge of all the Partnership's debts and liabilities to creditors other than the General Partners, including the establishment of any necessary reserves;

     (b) Second, to the payment and discharge of all the Partnership's debts and liabilities to the General Partners; and

     (c) The balance, if any, to the Partners in accordance with their positive Capital Accounts, after giving effect to all contributions, distributions, and allocations for all periods.

     Section 7.3  Deemed Distribution and Recontribution.  Notwithstanding any
                  --------------------------------------
other provisions of this Article VII, if the Partnership is liquidated within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g)(3) but no Liquidating Event has occurred, the Partnership Property shall not be liquidated, the Partnership's liabilities shall not be paid or discharged, and the Partnership's affairs shall not be wound up. Instead, the Partnership shall be deemed to have distributed the Partnership Property in kind to the Partners, who shall be deemed to have taken subject to all Partnership liabilities, all in accordance with their respective Capital Accounts. Immediately thereafter, the Partners shall be deemed to have recontributed the Partnership Property in kind to the Partnership, which shall be deemed to have assumed and taken subject to all such liabilities.

     Section 7.4  Accounting for Dissolution and Liquidation.  Each Partner
                  ------------------------------------------
shall be furnished with such statements concerning the dissolution and liquidation of the Partnership as are prepared by the Partnership's accountants.

     Section 7.5  Waiver of Appraisement.  The provisions of Articles VI and VII
                  ----------------------
shall be in lieu of any statutory mode of settlement of the interest of a Partner. An inventory and appraisement of the Partnership's assets and a sale of a deceased Partner's interest therein are hereby waived and dispensed with, and, in lieu thereof, the interest in the Partnership of a deceased Partner shall be subject solely to the provisions of this Agreement.

     Section 7.6  Deficit Restoration Obligation.  If there is a deficit in a
                  ------------------------------
Partner's Capital Account following the liquidation of such Partner's interest in the Partnership within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g), as determined after taking into account all Capital Account adjustments for the taxable year of the Partnership in which such liquidation occurs (other than those made as a result of this section), such Partner will be unconditionally obligated to restore the amount of such deficit balance by the end of such taxable year (or, if later, within ninety (90) days after the date of such liquidation), which amount shall, upon liquidation of the Partnership, be applied and distributed in accordance with Section 7.2.


                                 ARTICLE VIII

                         Sale of Partnership Interest;
                         -----------------------------
                         Admission of Limited Partners
                         -----------------------------

     Section 8.1  General Partners.  Without the Consent of the Limited Partners
                  ----------------
and the approval of the remaining General Partner, the interests of a General Partner shall not be transferable (other than to another General Partner); provided, however, that the General Partners may reduce their Percentage Interests in connection with the admission of additional Limited Partners pursuant to Section 8.5.

     Section 8.2  Limited Partners' Right to Assign.  (a) Subject to Sections
                  ---------------------------------
8.2(b), 8.3, 8.4 and 10.1, a Limited Partnership Interest shall be assignable, in whole or in part, but the assignee shall not become a Limited Partner, except pursuant to Section 8.4. An assignee who does not become a Limited Partner shall have no rights hereunder except to receive any allocations or distributions which (but for the assignment) would have been made to the assignor. Except as provided in Section 6.2, no assignment of a Limited Partnership Interest shall be effective as to the Partnership until a duplicate original copy of the instrument of assignment, properly executed, shall have been received by the Partnership.

     (b) Transfers of Limited Partnership Interests pursuant to the conversion of Units shall not be subject to the restrictions and limitations of this
Article VIII.

     Section 8.3  Restrictions on Transfer of Limited Partnership Interest.
                  --------------------------------------------------------
Except as provided in Sections 6.2 and 8.2(b), no transfer or assignment of a Limited Partnership Interest shall be made unless the following conditions have been met:

     (a) The General Partners may require as a condition of sale, exchange or other transfer of any Limited Partnership Interest, that the transferor assume any costs reasonably incurred by the Partnership in connection therewith.

     (b)  No such assignment shall be made to a minor or incompetent.

     (c) No such assignment shall be made if, in the written opinion of counsel to the Partnership, such assignment may not be effected without registration under the Securities Act or would result in the violation of any applicable state securities laws or would cause the Partnership to become subject to the reporting requirements of the Securities Exchange Act of 1934.

     (d) No Limited Partnership Interest or any portion thereof shall be transferable or assignable to the extent that any such transfer or assignment would result in the termination of the Partnership for Federal income tax purposes or treatment of the Partnership as a publicly traded partnership under Code Section 7704, except in the sole discretion of the General Partners, or to the extent that such transfer would cause TCT to fail to satisfy the REIT Requirements at any time at which such requirements are applicable to TCT.

Except as provided in Sections 6.2 and 8.2(b), any assignment, sale, exchange or other transfer in contravention of the provisions hereof shall be void and shall not bind the Partnership.


     Section 8.4  Substitute Limited Partners; Effect of Substitution and/or
                  ----------------------------------------------------------
Assignment.
----------

     (a) Except as provided in Sections 6.2 and 8.2(b), no Limited Partner shall have the right to substitute an assignee as a Limited Partner in his place unless the General Partners, in their sole discretion, shall consent to the admission of any such assignee as a substitute Limited Partner and have obtained the Consent of the Limited Partners to such admission, and the following conditions have been met:

              (i) a duly executed and acknowledged written instrument of assignment shall have been filed with the Partnership, which instrument shall set forth the intention of the assignor that the assignee succeed to his interest as a substitute Limited Partner;

              (ii) the assignor and assignee shall have executed and acknowledged such other instruments as the General Partners may deem necessary to effect such substitution, including the written acceptance and adoption by the assignee of the provisions of this Agreement and the written agreement of the assignee to be personally liable for the assignor's deficit restoration obligations under Section 7.6 and liable on a non-recourse basis for the representations and warranties set forth in Exhibit C to the extent provided by
Article XI; and

              (iii) the provisions of Section 8.3 of this Agreement are complied with.

No assignment of a Limited Partner's interest shall relieve the assignor (or his legal successors) of the duties and obligations arising under this Partnership Agreement until the assignee is admitted as a substitute Limited Partner. Consent to substitution of a Limited Partner shall not be unreasonably delayed or withheld by the General Partners, nor shall the General Partners refuse to consent to an assignment and substitution for the purposes of preserving an indemnification obligation or remedy pursuant to Article XI.

     (b) The General Partners shall amend the certificate of limited partnership if required under applicable law to reflect any substitution of a Limited Partner effected under this section. By executing or adopting this Partnership Agreement, each Partner hereby consents to the admission of substitute Limited Partners by the General Partners as provided in this Section, and the amendment of the certificate of limited partnership to reflect any such admission.

     (c) Each person who becomes a substitute Limited Partner shall duly execute this Partnership Agreement and shall ratify and agree to be bound by all prior permitted actions taken by the Partnership and the General Partners.

     Section 8.5  Additional Limited Partners.  The General Partners may admit
                  ---------------------------
additional Limited Partners to the Partnership with the Consent of the Limited Partners.

     Section 8.6  Partnership Certificates.  Limited Partnership Certificates
                  ------------------------
("Certificates") may be issued to evidence interests in Limited Partnership Interests, to the extent the General Partners determine such Certificates to be advisable. While such Certificates may serve as evidence of Limited Partnership Interests, the presence or absence of a Certificate representing a Limited Partnership Interest shall not adversely affect the right of any Limited Partner. The records of the Partnership shall be conclusive as to the identity and Percentage Interests of the Limited Partners. If issued, each certificate shall be signed by authorized officers of the General Partners. Certificates shall be in such form as the General Partners shall deem appropriate and not inconsistent with law. In case any Certificate is lost, stolen, mutilated or destroyed, the General Partners may authorize the issuance of a new Certificate in place thereof upon such terms and conditions as the General Partners deem advisable. In the event that a Limited Partnership Interest evidenced by a Certificate is adjusted pursuant to Article III hereof, the Percentage Interest of the Limited Partner shown on such Certificate shall be adjusted accordingly, and upon surrender of such Certificate, a new Certificate evidencing the adjusted Limited Partnership Interest may be issued to the extent the General Partners determine a new Certificate to be advisable.

                                  ARTICLE IX

                      Grant of Units to Limited Partners
                      ----------------------------------

     Section 9.1  Grant of Units.
                  --------------

     (a) TCT hereby grants to each Limited Partner such number of Units as are set forth in Exhibit I hereto, subject to adjustment as provided in Exhibit J hereto. Units shall not be separable from a Limited Partnership Interest, and the assignee of a Limited Partnership Interest automatically shall succeed to the Units attributable to such Limited Partnership Interest. The Units hereunder, along with the related portion of the corresponding Limited Partnership Interest, may be converted into Common Shares, subject to the terms, conditions and restrictions contained in Exhibit J hereto, upon delivery to TCT of an Exercise Notice in the form of Schedule 1 attached hereto, which notice shall specify the number of Units to be converted by such Limited Partner. Once delivered, the Exercise Notice shall be irrevocable, subject to the delivery of Common Shares by TCT in accordance with the terms hereof, and TCT agrees to issue Common Shares upon delivery of said Exercise Notice in accordance with the terms hereof.

     (b) Solely for the purpose of recalculating Percentage Interests of the Partners pursuant to Section 3.2(b), TCT shall grant Deemed Units to a Limited Partner who has not been granted any Units pursuant to Section 9.1(a) above.

     Section 9.2  Terms of Units.  The terms and provisions applicable to the
                  --------------
Units shall be as set forth in Exhibit J hereto.

                                   ARTICLE X

                      Acknowledgment By Limited Partners
                      ----------------------------------

     Section 10.1  Acknowledgment.
                   --------------

     (a)  Each Limited Partner acknowledges that:

              (i) The General Partners may employ accountants, attorneys and brokers, in which a General Partner and/or a Limited Partner is interested; and

              (ii) it is acquiring its Partnership Interest for investment only and without a view to the resale or distribution thereof.

     (b) Notwithstanding any other provision of this Agreement, no interest in the Partnership may be offered or sold other than in connection with the original formation of the Partnership and no transfer of any such interest will be made either by the Partnership or the Partners, other than pursuant to the provisions of Article IX hereof, unless:

              (i) such Partnership interests are registered under the Securities Act;

              (ii) a reasonably satisfactory opinion of counsel satisfactory to the Partnership (any nationally recognized counsel being automatically deemed satisfactory) is obtained to the effect that such registration is not necessary; or

              (iii) a "no action letter" from the Securities and Exchange
                    Commission is obtained.

     (c) Each Limited Partner, by signing this Agreement or a counterpart hereof, acknowledges that:

              (i) it has received and read this Agreement and the Exhibits attached hereto;

              (ii) it is an "accredited investor" as defined in Rule 501(a) of the Securities Act;

              (iii) the Limited Partnership Interests have not been registered under the Securities Act and may not be transferred or assigned unless registered under applicable securities laws or exempt from registration, and the assignee shall not become a substituted Limited Partner without the consent of the General Partners and the Consent of the Limited Partners;

              (iv) it is aware that the ownership of the Companies involves certain tax and economic variables and risks which could affect adversely the value of its interest in the Partnership;

              (v) its business, tax and/or legal advisors have reviewed the documents and information relating to this transaction and they have advised the Limited Partner as to the merits and risks of acquiring an interest in the Partnership;

              (vi) it and/or its advisors (a) have discussed the entire transaction with the General Partners and (b) have had ready access to and an opportunity to review any and all documents which it and they deem relevant to this transaction, and no information, oral or written, requested by them has been withheld by the General Partners; and

              (vii) it has sufficient experience in investment and business matters and recognizes the advantages and disadvantages of an investment of this nature.

     (d) Each Limited Partner which is a partnership agrees to receive acknowledgements substantially similar to those in paragraph (c) from each of its partners.



                                  ARTICLE XI

           Warranting Limited Partner Representations and Warranties
           ---------------------------------------------------------

     Section 11.1  Representations and Warranties of the Limited Partners.  Each
                   ------------------------------------------------------
Warranting Limited Partner, jointly and severally, represents and warrants to the Partnership and the General Partners the matters set forth in attached Exhibit C.

     Section 11.2  Survival of Representations and Warranties of the Limited
                   ---------------------------------------------------------
Partners.  All representations and warranties contained in this Article XI and
--------
in attached Exhibit C shall survive formation of the Partnership; provided however, that no claim for a breach of any representation or warranty contained in this Article XI or attached Exhibit C may be maintained by the Partnership or the General Partners unless the Partnership or the General Partners shall have delivered a written notice ("Notice of Breach") specifying the details of such claimed breach to the Warranting Limited Partners on or before the first to occur of (a) one (1) year after the date on which any of the independent trustees of TCT knew of such breach or (b) the third (3rd) anniversary of the date on which the Completion of the Offering occurs.

     Section 11.3  Indemnification.  Subject to the provisions of Section 11.4
                   ---------------
hereof, each Warranting Limited Partner, jointly and severally, agrees to indemnify and hold harmless the Partnership and the General Partners against and from all Losses sustained or incurred by the Partnership or the General Partners as a result of or arising out of (i) any inaccuracy in a representation or warranty made by any Warranting Limited Partner under this Agreement or (ii) any liability of the General Partners, the Partnership or the Companies under the Underwriting Agreement or the Debt Underwriting Agreement as a result of any inaccuracy in a representation or warranty made therein.

     Section 11.4  Limitations on Indemnification Obligations.
                   ------------------------------------------

     (a) The Partnership and the General Partners shall not be entitled to indemnification under Section 11.3 hereof unless a Notice of Breach has been delivered by the Partnership or the General Partners within the time period specified in Section 11.2 hereof.

     (b) If a claim for indemnification is asserted by the Partnership or the General Partners against a Warranting Limited Partner, such Limited Partner shall have the right, at its own expense, to participate in the defense of any claim, action or proceeding ("Claim") asserted against the Partnership or the General Partners which resulted in the claim for indemnification, and if such right is exercised, the parties shall cooperate in the defense of such action or proceeding.

     (c) Indemnification of the Partnership and the General Partners pursuant to Section 11.3 hereof, as limited by Sections 11.6 and 11.7 hereof, shall be the sole and exclusive remedy of the Partnership and the General Partners for any breach of any representation or warranty contained herein, and the only legal action which may be asserted against a Warranting Limited Partner under this Article XI shall be to pursue the action under Section 11.5 hereof.

     Section 11.5  Security and Remedies.
                   ---------------------

     (a) Each Warranting Limited Partner hereby grants to the Partnership a lien upon and continuing security interest in its Limited Partnership Interest and all its right, title and interest under this Agreement in and to any assets or properties of the Partnership and in all Conversion Shares acquired upon conversion of Units (collectively, the "Collateral") which shall be security for the indemnification obligations of such Limited Partner under Section 11.3 hereof. The indemnification obligation of each Warranting Limited Partner shall be payable solely out of such Limited Partner's Collateral. Any transfer by a Warranting Limited Partner of its Limited Partnership Interest or Conversion Shares in violation of Section 11.7 shall be subject to the lien and security interest granted hereby. Each Limited Partner hereby agrees to take any and all actions and to execute and deliver any or all documents or instruments necessary to perfect the security interest created by this Agreement, including delivering the Certificates representing any such Conversion Shares to the General Partners.

     (b) In the event the General Partners assert, within the time period set forth in Section 11.2 hereof, that the Warranting Limited Partners have an indemnification obligation to the Partnership or the General Partners under this
Article XI, the General Partners shall deliver written notice (the "Acquisition Notice") to each Warranting Limited Partner obligated hereunder describing in reasonable detail the circumstances giving rise to such obligation and the amount thereof.

     (c) In the event a Warranting Limited Partner receives an Acquisition Notice, such Limited Partner, within thirty (30) days after receipt of the Acquisition Notice, may (i) deliver notice to the General Partners of its good faith dispute as to the Limited Partner's indemnification obligation, and (ii) either transfer funds to the General Partners, or post a surety bond with the General Partners, in an amount equal to the lesser of the amount specified in the Acquisition Notice or the such Limited Partner's Current Common Share Value. Upon receipt of such payment or bond by the General Partners, the General Partners shall refer the dispute to arbitration as provided in Section 12.10. The funds or bond posted by the Limited Partner shall be applied or refunded as determined by the arbitrators.

     (d) In the event a Warranting Limited Partner (i) receives an Acquisition Notice and fails to timely deliver notice to the General Partners of its dispute as to the indemnification obligation and fails to make payment within thirty
(30) days after delivery of an Acquisition Notice or (ii) has an indemnification obligation to the Partnership or the General Partners under this Article XI but has not posted security pursuant to Section 11.5(c), then, in either event, the Partnership or the General Partners (as the case may be) shall, to the extent permitted by law, be deemed, without the payment of any further consideration or the taking of any further action required by such Limited Partner, to have acquired from such Limited Partner a portion of the Limited Partner's Partnership Interest and Units (or such number of Conversion Shares) equal in value (based on such Limited Partner's Current Common Share Value computed as of such date) to the Losses arising out of or relating to the breach or inaccuracy in a representation or warranty. In such event the General Partners or the Partnership shall deliver written notice to such Limited Partner within ten (10) days thereafter identifying the portion of such Limited Partner's Partnership Interest and Units or number of Conversion Shares acquired and specifying the Percentage Interest of such Limited Partner following such acquisition.

     Section 11.6  Non-Recourse.  Notwithstanding anything contained in this
                   ------------
Article XI or elsewhere in this Agreement to the contrary, the sole recourse of the General Partners or the Partnership under this Article XI shall be against the Collateral of a Limited Partner, and no general or limited partner of a Limited Partner, nor any of their respective successors or assigns, nor any principal, tenant in common, officer, director, trustee, beneficiary, shareholder, controlling person, employee, agent or affiliate of any such general or limited partner, nor any of its or their respective successors or assigns, shall have any personal liability hereunder to the Partnership, the General Partners or any other person or entity.

     Section 11.7  Restriction on Transfer.  In connection with the security
                   -----------------------
interests granted by the Limited Partners to the Partnership under Section 11.5 hereof:

     (a) Bal-Penn agrees not to transfer its Limited Partnership Interest and/or Conversion Shares to a person other than a General Partner for a period of three years from the Completion of the Offering;

     (b)  [Reserved]

     (c) Harvey Schulweis agrees not to transfer his Limited Partnership Interest and/or Conversion Shares to a person other than a General Partner for a period of three years from the Completion of the Offering; and

     (d) Subject to the provisions of Articles VIII and X, Taylor may transfer his Limited Partnership Interest and/or Conversion Shares in one or more taxable transactions at any time, and any such transferees shall have no liability or obligation under this Article XI and the transferred interest shall be free of any lien, security interest, encumbrance or restriction arising under this
Article XI, except with respect to any claim arising under a Notice of Breach given prior to such transfer.

For so long as, and to the extent that, the foregoing transfer restrictions remain applicable, each Limited Partner agrees not to transfer, assign, sell, pledge, encumber or otherwise dispose of such Limited Partnership Interest and/or Conversion Shares without the consent of the General Partners. If and to the extent that the restrictions on transfer applicable to a Limited Partner shall expire in accordance with the terms of this Section 11.7, the security interest in such Limited

Partner's Partnership Interest and/or Conversion Shares and the obligations secured thereby shall terminate without further action, and the Partnership, at the request of such Limited Partner, shall promptly execute and deliver any document or instrument reasonably requested by such Limited Partner to evidence such termination.

                                  ARTICLE XII

                           Miscellaneous Provisions
                           ------------------------

     Section 12.1  Notice.  Notice to Partners or to the Partnership shall be
                   ------
deemed to have been given three (3) days after the same has been mailed, by registered or certified mail, addressed as set forth in Exhibit B or in any notice of change of address previously given in writing by the addressee to the addressor.

     Section 12.2  Applicable Law.  The rights of the Partners and this
                   --------------
Agreement shall be governed by, and construed in accordance with, the laws of the State of Maryland.

     Section 12.3  Further Action.  The Partners shall execute and deliver all
                   --------------
documents, provide all information, and take or forebear from all such action as may be necessary or appropriate to achieve the purposes of this Agreement.

     Section 12.4  Entire Agreement; Amendments.  Except as provided in the
                   ----------------------------
Formation Agreement, this Agreement contains the entire understanding between and among the parties hereto and supersedes any prior understandings and agreements between or among them respecting the subject matter of this Agreement. This Agreement may be amended from time to time by the General Partners with the Consent of the Limited Partners. This Agreement and any amendments hereto may be executed in several counterparts, and all so executed shall constitute one agreement, binding on all parties hereto, notwithstanding that all the parties are not signatory to the original or same counterpart.

     Section 12.5  Titles and Captions.  All captions are for convenience only,
                   -------------------
do not form a substantive part of this Agreement, and shall not restrict or enlarge any substantive provisions of this Agreement.

     Section 12.6  Benefits.  This Agreement shall inure to the benefit of and
                   --------
shall bind the parties hereto, their successors and permitted assigns. None of the provisions of this Agreement shall be for the benefit of or enforceable by any creditors of the Partnership.

     Section 12.7  Severability.  The invalidity or unenforceability of any
                   ------------
provision of this Agreement in a particular respect shall not affect the validity and enforceability of any other provisions of this Agreement or of the same provision in any other respect.

     Section 12.8  Power of Attorney.
                   -----------------

     (a) Each Limited Partner hereby appoints the General Partners, and each of them, its agent and attorney-in-fact, to execute on its behalf and on behalf of the Partnership the following documents or papers, as reasonably determined to be necessary or appropriate by the General Partners to carry out, on behalf of the Partnership, any activities or obligations of the Partnership:

          (i) any and all agreements amending the Partnership Agreement, as now or hereafter amended, that may be necessary to reflect (1) a change in the name or location of the principal place of business of the Partnership; (2) the disposition by a Limited Partner (including the undersigned) of its interest in the Partnership or any part thereof; and (3) the addition of a person becoming a Limited Partner of the Partnership (subject to the provisions of this Agreement);

          (ii) any documents or instruments required under the laws of any state or jurisdiction where the Partnership shall desire to conduct business for the formation and/or operation of the Partnership as a limited partnership therein;

          (iii) such certificates, instruments and documents as may be required or appropriate in connection with the qualification of the Partnership to do business in any state or jurisdiction and the use of the name of the Partnership therein;

          (iv) such certificates, instruments and documents as may be required or as may be appropriate under the laws of any state or jurisdiction to reflect a change of name or address of a Limited Partner; and

          (v) all conveyances or other instruments and documents necessary to effect the dissolution and termination of the Partnership, and all other filings with agencies of the Federal government and of the states to carry out the purposes of the Partnership.

     (b) No Limited Partner personally shall be liable in respect of any action taken by the Partnership pursuant to the foregoing power of attorney. The foregoing power of attorney shall not be used in any manner inconsistent with the terms of this Agreement or the characterization and treatment of the Partnership as a limited partnership.

     (c) It is expressly intended by the Limited Partners that the foregoing power of attorney is coupled with an interest, is irrevocable, and shall survive the death, incapacity, dissolution, bankruptcy or insolvency of any Limited Partner.

     (d) This power of attorney granted herein shall be in addition to, and not in limitation of, the powers and authority granted to the General Partners pursuant to Section 10-204 of the Act.

     Section 12.9  Limitation of Liability.  The First Amended and Restated
                   -----------------------
Declaration of Trust establishing TCT, dated June 24, 1993, a copy of which is duly filed with the Department of Assessments and Taxation of the State of Maryland, provides that no trustee, officer, shareholder, employee or agent of TCT shall be held to any personal liability, jointly or severally, for any obligation of, or claim against, TCT. All persons dealing with TCT, in any way, shall look only to the assets of TCT for the payment of any sum or the performance of any obligation.

     Section 12.10  Arbitration.  Any controversy or claim arising out of or
                    -----------
relating to this Partnership Agreement, or any alleged breach thereof, shall be settled by arbitration. The parties hereto agree that any such controversy shall be submitted to three arbitrators. Each of (a) the General Partners and
(b) the group of Limited Partners involved in such controversy or claim shall select one arbitrator. The two arbitrators selected shall then choose a third arbitrator. The arbitration shall be governed by the Commercial Arbitration Rules of the American Arbitration Association ("AAA"), as amended and in effect on the date a demand for arbitration is filed with the AAA. Any demand for arbitration shall specify a dollar amount of damages sought. The arbitrators shall be governed by and shall apply the substantive law of the State of Maryland in making their award, and their ruling shall be binding and conclusive upon the parties hereto. Any arbitration shall occur in New York City or in Baltimore, Maryland and judgment upon the award rendered may be entered (a) in the United States District Court for the Southern District of New York if the arbitration occurs in New York City, or (b) in the United States District Court for the District of Maryland if the arbitration occurs in Baltimore, Maryland. The parties agree that, prior to any arbitration hearing, each party will provide discovery to the other party or parties hereto in the form of document production and, to the fullest extent allowed by law, depositions lasting no more than one day per witness. Notwithstanding the foregoing, the parties will obtain the agreement of arbitrators to the following: (i) the arbitrators shall provide a written ruling, stating in separate sections the findings of fact and conclusions of law on which their ruling is based, (ii) their ruling shall be due no later than ninety (90) days after their final hearing and within eighteen (18) months after commencement of the arbitration, and (iii) in selecting the third arbitrator, preference shall be given to a retired federal judge or a member of a nationally recognized accounting firm. Each party shall pay its own fees and expenses, the fee of its arbitrator and one-half of the fee of the third arbitrator.

     IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.

                              GENERAL PARTNERS:

                              THE TOWN AND COUNTRY TRUST



                              By: /s/  Harvey Schulweis
                                 _______________________________
                                  Harvey Schulweis, President

                              THE TOWN AND COUNTRY ORIOLE
                              CORPORATION


                              By: /s/ Harvey Schulweis
                                 _______________________________
                                  Harvey Schulweis, President


                              LIMITED PARTNERS:

                              THE BAL-PENN COMPANY


                              By: /s/ Alfred Lerner
                                 _________________________________
                                  Alfred Lerner, General Partner

                              /s/ Harvey Schulweis
                              _____________________________________
                              HARVEY SCHULWEIS

                        LIST OF EXHIBITS AND SCHEDULES
                        ------------------------------


Exhibit A  Certain Definitions

Exhibit B  Names and Addresses of the Partners

Exhibit C  Representations and Warranties of Limited Partners

Exhibit D  Maintenance of Capital Accounts

Exhibit E  Certain Allocations

Exhibit F  Tax Matters Partner

Exhibit G  Listing of the Original Companies

Exhibit H  Initial Capital Account Balances

Exhibit I  Units and Deemed Units Granted to Limited Partners

Exhibit J  Terms and Conditions of Units

Schedule 1 Form of Exercise Notice

                                   Exhibit A

                              Certain Definitions
                              -------------------

     Capitalized terms used and not otherwise defined in the Agreement of Limited Partnership of The TC Operating Limited Partnership and the Exhibits thereto shall have the meanings set forth below:

     1.1 "Act" shall mean the Maryland Revised Uniform Limited Partnership Act (presently Maryland Corporations and Associations Code Annotated, Title 10) or any corresponding provisions of successor law.

     1.2 "Book Value" shall mean, with respect to any asset of the Partnership, such asset's adjusted basis for federal income tax purposes, except as follows:

     (a) The initial Book Value of any asset contributed by a Partner to the Partnership shall be the gross fair market value as determined by the General Partners with the Consent of the Limited Partners (or by an independent appraisal if not so approved by the Limited Partners).

     (b) The Book Value of all Partnership assets shall be adjusted to equal their respective gross fair market values, as determined by the General Partners with the Consent of the Limited Partners (or by an independent appraisal if not so approved by the Limited Partners) subject to Code Section 7701(g), as of the following times: (i) the acquisition of an additional interest in the Partnership by any new or existing Partner in exchange for more than a de
                                                                       --
minimis Capital Contribution; (ii) the distribution by the Partnership to a
-------
retiring or continuing Partner as consideration for an interest in the Partnership of more than a de minimis amount of money or other Partnership
                           -- -------
Property; and (iii) the liquidation of the Partnership within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g); provided, however, that the adjustments pursuant to clauses (i) and (ii) above shall be made only if the General Partners reasonably determine that such adjustments are necessary or appropriate to reflect the relative economic interests of the Partners in the Partnership.

     (c) The Book Value of any Partnership asset distributed to any Partner will be the gross fair market value of the asset, as determined by the General Partners with the Consent of the Limited Partners (or by an independent appraisal if not so approved by the Limited Partners), on the date of distribution.

     (d) If the Book Value of an asset has been determined or adjusted pursuant to paragraph (a) or (b) above of this Section, such Book Value shall thereafter be adjusted for the Depreciation taken into account with respect to such asset for purposes of computing Net Profits, Net Losses, Gain From Sale, and Loss From Sale.

     1.3 "Capital Account" shall mean the capital account of each Partner which is to be established and maintained as provided in Section 3.3 of the Partnership Agreement.

     1.4 "Capital Contribution" shall mean, with respect to any Partner, the amount of cash and the initial Book Value of property (other than money) contributed by such Partner to the capital of the Partnership (excluding any advances or loans).

     1.5 "Capital Transaction" shall mean any of the following events affecting the Partnership: (a) a sale, exchange, transfer, assignment, or other disposition of all or a portion of any partnership asset (but not including occasional sales in the ordinary course of business of inventory, operating equipment, or furniture, fixtures and equipment); (b) any condemnation or deeding in lieu of condemnation of all or a material portion of the Partnership Property; (c) collection in respect of property, hazard, or casualty insurance (but not business interruption insurance) or any damage award except to the extent proceeds are used to repair or replace the asset so damaged or destroyed;
(d) a refinancing; or (e) any other transaction the proceeds of which, in accordance with generally accepted accounting principles, are considered to be capital in nature.

     1.6 "Cash Flow" shall mean the cash funds derived by the Partnership from the operation of the Partnership's business and from any other source whatsoever before any deduction for depreciation or amortization and after deduction of:

     (a)  all operating expenses including taxes;

     (b) all payments of principal, interest and other charges in respect of any Partnership indebtedness;

     (c) all expenditures for capital improvements to the Partnership Property (except to the extent that proceeds of property, hazard or casualty insurance are used to fund such expenditures); and

     (d) all reserves, whether for working capital or otherwise, which are required by the General Partners in the exercise of their sole discretion.

     1.7 "Closing Price" on any date shall mean the last sale price, regular way, of Common Shares, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported on the New York Stock Exchange or, if the Common Shares are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Common Shares are listed or admitted to trading or, if the Common Shares are not listed or admitted to trading on any national securities exchange, the last quoted price, or if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers National Market System or, if such system is no longer in use, the principal other automated quotation system that may then be in use or, if the Common Shares are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Common Shares as such person is selected from time to time by TCT.

     1.8 "Code" shall mean the Internal Revenue Code of 1986, as heretofore or hereafter amended, and any successor statute thereto.

     1.9 "Common Shares" shall include any beneficial interests of any class of TCT which has no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding-up of TCT and which is not subject to redemption by TCT. However, subject to the provisions of Exhibit J, shares issuable upon exercise of Units shall include only shares of beneficial interest designated as Common Shares of TCT at the date of the Completion of the Offering or shares of beneficial interest resulting from any reclassification or reclassifications thereof and which have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding-up of TCT and which are not subject to redemption by TCT; provided, that, if at any time there shall be more than one such resulting class of beneficial interests, the shares of each such class of beneficial interests then so issuable shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

     1.10 "Completion of the Offering" shall mean the date on which the last sale of the Common Shares by TCT to the under-writers pursuant to the Underwriting Agreement occured.

     1.11  "Companies" shall mean the Original Companies and the New Companies.

     1.12 "Consent of the Limited Partners" shall mean the consent of a majority in interest of the Limited Partners.

     1.13 "Conversion Shares" shall mean Common Shares issued by TCT to a Limited Partner upon conversion of such Limited Partner's Units pursuant to
Article IX of the Partnership Agreement.

     1.14 "Convertible Debt Securities" shall mean any debt security, promissory note, bond or similar instrument that is convertible into or exchangeable for Common Shares.

     1.15 "Convertible Equity Security" shall mean any warrant, option, right, preferred stock or other equity security convertible into or exchangeable for Common Shares.

     1.16 "Current Common Share Value" of a Partner on any date shall mean the product of (a) the average of the Closing Price for the five consecutive Trading Days ending on such date multiplied by (b) the sum of (x) the number of
                         -------------
Conversion Shares held by such Partner plus (y) the number of Conversion Shares
                                       ----
which such Partner would receive upon conversion of all unexercised Units held by such Partner.

     1.17 "Debt Prospectus" shall mean the Prospectus, dated August 16, 1993, relating to the sale of $184,600,000 principal amount of 5.85% Collateralized Extendible Notes due August 15, 1998, and $46,400,000 principal amount of Collateralized Extendible Floating Rate Notes due August 15, 1998 (collectively, the "Notes") by Funding Corp. pursuant to the Debt Underwriting Agreement.

     1.18 "Debt Registration Statement" shall mean the registration statement (File No. 33-63550) filed under the Securities Act in respect of the offering of the Notes, in the form in which such Registration Statement was declared effective by the Securities and Exchange Commission.

     1.19 "Debt Underwriting Agreement" shall mean the Underwriting Agreement, dated August 16, 1993, among Funding Corp., the Companies and Goldman, Sachs & Co.

     1.20 "Deemed Unit" shall mean a unit granted by TCT to a Limited Partner, which unit is not convertible into Common Shares and which is issued solely for the purpose of recalculating Percentage Interests pursuant to Section 3.2(b) of the Partnership Agreement.

     1.21 "Depreciation" shall mean, for each fiscal year or other period, an amount equal to the depreciation, amortization or other cost recovery deduction, as computed for federal income tax purposes, allowable with respect to an asset of the Partnership for such year or other period, except that if the Book Value of a Partnership asset differs from its adjusted basis for federal income tax purposes at the beginning of such year or other period, Depreciation shall be an amount which bears the same ratio to such beginning Book Value as the federal income tax depreciation, amortization or other cost recovery deduction for such year or other period bears to such beginning adjusted tax basis.

     1.22 "Excess Shares" shall have the meaning set forth in the Registration Statement.

     1.23 "Formation" shall have the meaning set forth in the Registration Statement.

     1.24 "Formation Agreement" shall mean the agreement, dated as of August 13, 1993, among TCT, Bal-Penn, Oriole, Alfred Lerner, Patrick Gerschel, Harvey Schulweis, Paul Taylor, Jr., TC-Oriole, Town and Country Management and the Companies in respect of the transactions contemplated herein.

     1.25 "Funding Corp" shall mean The Town and Country Funding Corporation, a Delaware corporation.

     1.26 "Funding Loan Proceeds" shall mean the net cash proceeds received by the General Partners in connection with any Funding Loan, after deduction of all costs and expenses incurred by the General Partners in connection with such Funding Loan.

     1.27 "Funding Loan(s)" shall mean any borrowing or refinancing of borrowings by or on behalf of the General Partners from any lender for the purpose of advancing the Funding Loan Proceeds to the Partnership as a loan pursuant to Section 3.2(a) (i) hereof.

     1.28 "Gain From Sale" shall mean any income or gain of the Partnership for federal income tax purposes resulting from a Capital Transaction; provided that if the Book Value of a Partnership asset differs from its adjusted tax basis, the income or gain, if any, resulting from a Capital Transaction with respect to such asset shall be computed with respect to its Book Value rather than its adjusted tax basis.

     1.29 "Limited Partnership Interest" shall mean the Partnership Interest of a Limited Partner.

     1.30 "Loss From Sale" shall mean any net loss of the Partnership for federal income tax purposes resulting from a Capital Transaction; provided that if the Book Value of a Partnership asset differs from its adjusted tax basis, the net loss, if any, resulting from a Capital Transaction with respect to such asset shall be computed with respect to its Book Value rather than its adjusted tax basis.

     1.31 "Losses" shall mean all losses, damages, claims, costs, liabilities and expenses (including, without limitation, reasonable attorney's and accountant's fees and expenses).

     1.32 "MG-Inclusive Capital Account" of any Partner shall mean such Partner's Capital Account balance (whether positive or negative) as of the end of such fiscal year (after all distributions for such year but before any allocations of income or deduction for such year), increased by such Partner's share of Partnership Minimum Gain as of the end of such fiscal year.

     1.33 "Net Profits" and "Net Losses" shall mean, for each fiscal year or other period, an amount equal to the Partnership's taxable income or loss for such year or period, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments:

     (a) Any income of the Partnership that is exempt from federal income tax and not otherwise taken into account in computing Net Profits or Net Losses pursuant to this Section shall be added to such taxable income or loss;

     (b) Any expenditures of the Partnership described in Code Section 705(a)(2)(B) or treated as Code Section 705(a)(2)(B) expenditures pursuant to Regulations Section 1.704-l(b)(2)(iv)(i), and not otherwise taken into account in computing Net Profits or Net Losses pursuant to this Section, shall be subtracted from such taxable income or loss;

     (c) In lieu of the depreciation, amortization and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such fiscal year or other period, computed in accordance with the terms of this Partnership Agreement;

     (d) Gain From Sale or Loss From Sale resulting from any disposition of Partnership Property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Book Value of such property disposed of, notwithstanding that the adjusted tax basis of such property differs from its Book Value;

     (e) Notwithstanding any other provision of this Section, any items which are specially allocated pursuant to Section 1 of Exhibit E to the Partnership Agreement and Section 4.3 of the Partnership Agreement shall not be taken into account in computing Net Profits or Net Losses; and

     (f) In the event the Book Value of any Partnership Property is adjusted pursuant to Section 1.2(b)(ii) or (iii), the amount of such adjustment shall be taken into account as gain or loss from the disposition of such asset for purposes of computing Gain From Sale or Loss From Sale.

     1.34 "New Companies" shall mean The TC-Barton's Crossing Company, The TC-University Heights Company, The TC-Fox Run Company, The TC-McNair Farms Company, The TC-Rolling Hills Company and The TC-Glen Company.

     1.35 "Nonrecourse Deductions" shall have the meaning set forth in Regulations Section 1.704-2(b)(1). The amount of Nonrecourse Deductions for a Partnership fiscal year equals the excess, if any, of the net increase, if any, in the amount of Partnership Minimum Gain during that fiscal year over the aggregate amount of any distributions during that fiscal year of proceeds of a Nonrecourse Liability that are allocable to an increase in Partnership Minimum Gain, determined in accordance with the provisions of Regulations Section 1.704-2(c).

     1.36 "Nonrecourse Liability" shall have the meaning set forth in Regulations Section 1.752-1(a)(2).

     1.37 "Original Companies" shall mean the twenty-six general partnerships listed on Exhibit G hereto.

     1.38 "Original Interests" shall mean, as of the end of any taxable year, any Percentage Interests attributable to a Limited Partnership Interest originally held by Bal-Penn, Schulweis or Taylor; provided that such term shall not include any Percentage Interest held by TC-Oriole.

     1.39 "Original Limited Partners" shall mean Bal-Penn, Schulweis or Taylor and any other Limited Partner who succeeds to a portion of the Limited Partnership Interest of Bal-Penn, Schulweis or Taylor; provided that such term shall not include TC-Oriole.

     1.40 "Original Limited Partners' Special Allocation Fraction" shall mean, from time to time, a fraction, the numerator of which is equal to the aggregate percentage interest in the Original Companies contributed by or attributable to continuing Original Limited Partners, and the denominator of which is equal to 56.727% (i.e., the sum of 49.500% for Bal-Penn, 4.950% for Schulweis and 2.277% for Taylor).

     1.41 "Oriole" shall mean Oriole Realty Company, L.P., a Pennsylvania limited partnership which was a party to the Original Agreement.

     1.42  "Oriole Partners" shall mean the partners of Oriole.

     1.43 "Partner Nonrecourse Debt" shall mean partner nonrecourse debt as defined in Regulations Section 1.704-2(b)(4).

     1.44 "Partner Nonrecourse Debt Minimum Gain" shall mean an amount, with respect to each Partner Nonrecourse Debt, equal to Partnership Minimum Gain that would result if such Partner Nonrecourse Debt were treated as a Nonrecourse Liability, deter-mined in accordance with Regulations Section 1.704-2(i)(5).

     1.45 "Partner Nonrecourse Deductions" shall have the meaning set forth in Regulations Section 1.704-2(i)(1). The amount of Partner Nonrecourse Deductions with respect to a Partner Nonrecourse Debt for a Partnership fiscal year equals the excess, if any, of the net increase, if any, in the amount of Partner Nonrecourse Debt Minimum Gain attributable to such Partner Nonrecourse Debt during that fiscal year over the aggregate amount of any distributions during that fiscal year to the Partner that bears the economic risk of loss for such Partner Nonrecourse Debt to the extent such distributions are from the proceeds of such Partner Nonrecourse Debt and are allocable to an increase in such Partner Nonrecourse Debt Minimum Gain, deter-mined in accordance with Regulations Section 1.704-2(i)(2).

     1.46 "Partnership Agreement" or "Agreement" shall mean this Amended and Restated Agreement of Limited Partnership, including any Exhibits thereto, as the same may be amended, restated or supplemented from time to time.

     1.47 "Partnership Interest" shall mean the interest of a Partner in the Partnership.

     1.48 "Partnership Interest Fraction" as of any date shall mean a fraction whose numerator is equal to the interest of the Partnership in the income of the underlying properties and whose denominator is equal to the interest of the Partnership in the income of the underlying properties plus the interest of TCT and any subsidiaries of TCT in such income (other than any interest arising through the Partnership) (which fraction is currently 98.01%).

     1.49 "Partnership Minimum Gain" shall mean partnership minimum gain as defined in Regulations Sections 1.704-(b)(2) and 1.704-2(d).

     1.50 "Partnership Property" shall mean all real and personal property acquired by the Partnership and any improvements thereto, and shall include both tangible and intangible property.

     1.51 "Percentage Interest" shall mean the percentage interest of a Partner as set forth on Exhibit H hereto; provided, however, that such percentages are subject to adjustment as provided by Articles III, VIII, IX and XI of the Partnership Agreement.

     1.52 "Properties" shall mean the assets of the Companies and any improvements thereto.

     1.53 "Prospectus" shall mean the Prospectus, dated August 16, 1993, relating to the sale of Common Shares pursuant to the Underwriting Agreement.

     1.54 "Regulations" shall mean the Treasury Regulations promulgated under the Code from time to time.

     1.55 "Registration Statement" shall mean the registration statement (File number 33-63150) filed under the Securities Act in respect of the offering of Common Shares pursuant to the Underwriting Agreement, in the form in which such Registration Statement was declared effective by the Securities and Exchange Commission.

     1.56 "REIT Sub" shall mean The Town and Country Holding Corporation, a wholly-owned subsidiary of TCT.

     1.57 "Securities Act" shall mean the Securities Act of 1933, as amended from time to time.

     1.58 "Stock Incentive Plan" shall mean TCT's First Amended and Restated 1993 Long-Term Incentive Plan, as amended from time to time in accordance with its terms, and any other plan of TCT pursuant to which Common Shares may be issued or granted.

     1.59 "Supplemental Properties" shall mean assets of the Partnership or partnership subsidiaries of the Partnership, other than the Properties, which secure, directly, through a guarantee or otherwise, Nonrecourse Liabilities to which the Properties are subject.

     1.60 "Town and Country Management" shall mean The Town and Country Management Corporation, a Delaware corporation which was merged into the Partnership in connection with the Formation.

     1.61 "Trading Day" shall mean a day on which the principal national securities exchange on which the Common Shares are listed or admitted to trading is open for the transaction of business or, if the Common Shares are not listed or admitted to trading on any national securities exchange, shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

     1.62 "TMP Provisions" shall mean Chapter 63 of Subtitle F of the Code and the Regulations promulgated thereunder.

     1.63 "Underwriting Agreement" shall mean the Underwriting Agreement, dated August 16, 1993, among the Partnership and TCT and Goldman Sachs & Co., Bear, Stearns & Co. Inc. and PaineWebber Incorporated, as representatives of the several underwriters named therein.

     1.64 "Unit" shall mean a unit granted by TCT to the Limited Partners pursuant to Article IX, each of which represents the right to convert a portion of a Limited Partner's Partnership Interest into one Common Share, subject to the anti-dilution adjustments in Exhibit J.

     1.65  "Warranting Limited Partners" shall mean Bal-Penn, Schulweis and
Taylor.

                                   Exhibit B

                      Names and Addresses of the Partners
                      -----------------------------------

GENERAL PARTNERS:
THE TOWN AND COUNTRY TRUST
100 South Charles Street
Baltimore, MD 21201

THE TOWN AND COUNTRY ORIOLE CORPORATION
100 South Charles Street
Baltimore, MD 21201

with copy to:

James H. Berick, Esq.
Squire, Sanders & Dempsey L.L.P.
4900 Key Center
127 Public Square
Cleveland, OH 44114

LIMITED PARTNERS:

THE BAL-PENN COMPANY
c/o Alfred Lerner, General Partner
25875 Science Park Drive
Beachwood, Ohio 44122


HARVEY SCHULWEIS
50th Floor
9 West 57th Street
New York, New York 10019

with copy to:

James H. Berick, Esq.
Squire, Sanders & Dempsey L.L.P.
4900 Key Center
127 Public Square
Cleveland, OH 44114

PAUL TAYLOR, JR.
The Taylor Simpson Group
One Rockefeller Plaza, Suite 2420
New York, NY 10020

                                   Exhibit C

              Representations and Warranties of Limited Partners
              --------------------------------------------------


     Each of the Warranting Limited Partners, jointly and severally, represents and warrants to the Partnership as follows:

     (a)  Organization; Authority.  The Limited Partner, and each of the
          -----------------------
Companies, is a partnership duly formed, validly existing and in good standing (to the extent applicable) under the laws of its jurisdiction of formation. The Limited Partner has the requisite authority to enter into and perform this Agreement.

     (b)  Due Authorization; Binding Agreement.  The execution, delivery and
          ------------------------------------
performance of this Agreement by the Limited Partner has been duly and validly authorized by all necessary action of the Limited Partner. This Agreement has been duly executed and delivered by the Limited Partner, or an authorized representative of the Limited Partner, and constitutes the legal, valid and binding obligation of the Limited Partner, enforceable against the Limited Partner in accordance with the terms hereof.

     (c)  Consents and Approvals.  No consent, waiver, approval or authorization
          ----------------------
of, or filing, registration or qualification with or notice to, any governmental unit or any other person is required to be made, obtained or given by any of the Limited Partner or the Companies in connection with the execution, delivery and performance of this Agreement.

     (d)  No Violation.  None of the execution, delivery or performance of this
          ------------
Agreement by the Limited Partner does or, with or without the giving of notice, lapse of time or both, will, (1) violate, conflict with or constitute a default under any terms or condition of (i) the organizational documents of such Limited Partner or any of the Companies or (ii) any term or provision of any judgment, decree, order, statute, injunction, rule or regulation of a governmental unit applicable to the Limited Partner or any of the Companies or (iii) any Significant Agreement (as defined below) or any other agreement or instrument to which the Limited Partner or any of the Companies is a party or by which any of them is bound or to which their assets or properties is subject or bound or (2) result in the creation of any Lien or other encumbrance upon the Contributed Interests of the Limited Partner or the assets or properties of the Limited Partner or the Companies.

     (e)  Ownership of the Contributed Interests.  Each of Bal-Penn and Oriole,
          --------------------------------------
respectively, is the sole owner of the interests in the Companies contributed by such Limited Partner (the "Contributed Interests") to the Partnership and has good, valid and marketable title to such Contributed Interests, free and clear of all liens, claims, equities, security interests and other encumbrances ("Liens"). The Limited Partner's Contributed Interests have been issued in compliance with the organizational documents (as then in effect) of the related Companies and were not issued in violation of any federal or state securities laws. There are no rights, subscriptions, warrants, options, conversion rights or agreements of any kind outstanding to purchase or otherwise to acquire any securities or obligations of any kind convertible into any partnership interests or other equity interest or profit participation of any kind in any of the Companies. Bal-Penn and Oriole own all of the partnership interests, capital stock and other equity interests, as the case may be, in the Companies (other than a 1% interest acquired by

REIT Sub) and have duly and validly transferred all such interests or capital stock, as the case may be, to the Partnership, free and clear of all Liens.

     (f)  Compliance with Laws.  Each of the Companies has complied with all
          --------------------
material laws applicable to the conduct of the business of such Company and the ownership, use and operation of its properties and has obtained all licenses and permits required for the conduct thereof, except where the failure so to comply or obtain could not or would not have a material adverse effect on any Company or any property owned thereby. To the best of the Limited Partner's knowledge, such licenses and permits are in full force and effect, the Limited Partners have not taken (or failed to take) any action that would result in the revocation of such licenses or permits and such Limited Partner has not received any notice of violation from any federal, state or municipal entity or notice of an intention by any such government entity to revoke any certificate of occupancy or other certificate, license or permit issued by it in connection with the use of any of such Company's properties, that in each case has not been cured or otherwise resolved to the satisfaction of such government entity, except where such failure or such action could not or would not have a material adverse effect on such Company.

     (g)  Environmental Matters.  To the best of the Limited Partner's
          ---------------------
knowledge: (1) the Companies are in compliance, and heretofore have complied, with all Environmental Laws except for certain laws relating to the registration of underground storage tanks ("USTs"), which USTs are located at some of the Companies' properties, (2) none of the Companies has received any written notice from any governmental unit or other person that it, its current or former operations or the properties now or heretofore owned, leased or used by it or any of its predecessors, are not or have not been in compliance with the Environmental Laws or that it has any material liability in respect thereof, (3) there are no administrative, regulatory or judicial proceedings pending or threatened against any Company pursuant to, or alleging any material violation of, or material liability under, the Environmental Laws, (4) none of the properties now or heretofore owned, leased or used by the Companies, or any of their respective predecessors, has been used as a storage or disposal site for any hazardous, toxic or dangerous materials the storage or disposal of which is governed by any Environmental Laws, except that some of the Companies have located on their properties USTs, which USTs until 1981 or 1982 contained heating oil and which currently contain water, and (5) there is no facility located on or at such property that is subject to the reporting requirements of
Section 312 of the Federal Emergency Planning and Community Right to Know Act of 1986 and the federal regulations promulgated thereunder (42 U.S.C. ?? 11022). For purposes hereof, "Environmental Laws" shall mean the Resource Conservation and Recovery Act (42 U.S.C. ? 6901 et seq.), as amended by the Hazardous and
                                   ------
Solid Waste Amendments of 1984; the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. ? 9601 et seq.), as amended by the
                                                 ------
Superfund Amendments and Reauthorization Act (49 U.S.C. ? 1801 et seq.); the
                                                               ------
Hazardous Materials Transportation Act (49 U.S.C. ? 1801 et. seq.); the Toxic
                                                         -------
Substance Control Act (15 U.S.C. ? 2601 et seq.); the Clean Air Act (42 U.S.C. ?
                                        ------
9402 et seq.); the Clean Water Act (33 U.S.C. ? 1251 et seq.); the Federal
     ------                                          ------
Insecticide, Fungicide and Rodenticide Act (7 U.S.C. ? 136 et seq.); the
                                                           ------
Occupational Safety and Health Act (29 U.S.C. ? 651 et seq.); and all applicable
                                                    ------
federal, state and local environmental laws, including obligations under the common law, ordinances, rules and regulations, as any of the foregoing may have been amended, supplemented or supplanted prior to the date hereof, relating to regulation or control of hazardous, toxic or dangerous substances or wastes, or their handling, storage or disposal or to environmental health and safety.

     (h)  Ownership of the Properties.  Each of the Companies (i) is the sole
          ---------------------------
owner of its respective properties and (ii) has good, valid and marketable title to such properties, free and clear of all Liens other than the Permitted Exceptions. For purposes hereof, "Permitted Exceptions" shall mean in respect of real property or any interest or estate therein owned by any persons:

     (1) liens or deposits made to secure the release of such liens, securing taxes the payment of which is at the time not delinquent or the payment of which actively is being contested in good faith by appropriate proceedings diligently pursued and for which appropriate reserves shall have been established as of the date hereof on the Company's books in accordance with generally accepted accounting principles consistently applied ("GAAP");

     (2) attachments, judgments and other similar liens arising in connection with court or administrative proceedings, provided that the execution or other enforcement of such liens effectively is stayed or secured and the claims secured by such liens are being actively contested in good faith by appropriate proceedings diligently pursued and for which appropriate reserves shall have been established as of the date hereof on the Company's books in accordance with GAAP;

     (3)    zoning laws and ordinances;

     (4) any laws, ordinances, deeds of trust, mortgages, liens, easements, rights of way, restrictions, exemptions, reservations, conditions, limitations, covenants, adverse rights or interests listed as exceptions to title in the most recent commitments to insure title issued by Chicago Title Insurance Company relating to the properties of the Companies and accepted by the General Partner in connection with the execution of this Agreement;

     (5) any other easements, rights of way, restrictions, exceptions, reservations, conditions, limitations, covenants, adverse rights or interest, licenses, minor irregularities in title and other similar encumbrances which do not in the aggregate materially (A) impair the use of such properties in the operation of the business of the respective Company or (B) detract from the value of such properties for the purpose of such business;

     (6) any law or governmental regulation or other right of any governmental unit which (Y) requires the person to maintain certain facilities or perform certain acts as a condition of its occupancy or use of its assets and properties, or (Z) condemns, appropriates or recaptures the person's assets or property; and

     (7) liens imposed by laws, such as carriers', warehouse-men's and mechanics' liens and other similar liens arising in the ordinary course of business which secure payment of obligations not more than 60 days past due or which are being contested in good faith by appropriate proceedings diligently pursued, and for which adequate reserves shall have been established as of the date hereof on the respective Company's books in accordance with GAAP.

     (i)  Absence of Undisclosed Liabilities and Contractual Obligations.
          --------------------------------------------------------------
Except for liabilities arising in the ordinary course of business since the date of the Companies' consolidated financial statements as of and for the period ended June 30, 1993, included in the Prospectus and for those matters specifically and adequately accrued or reserved in the financial statements, the

Companies have no liabilities of any nature, whether matured or unmatured, fixed or contingent, regardless of whether the disclosure thereof otherwise would be required by GAAP, under circumstances whereby any such liabilities could or following the date hereof would remain with such Company and which would have, individually or in the aggregate, a material adverse effect upon such Company. To the best of the Limited Partner's knowledge, there are no Significant Agreements of the Companies other than as previously disclosed to the Partnership. For purposes hereof, "Significant Agreement" of a Company means and includes any of the following to which such person is a party or by which it or any of its assets or properties may be subject or bound, in each such case as amended and currently in effect, inclusive of any waivers relating thereto:

     (1) all agreements, instruments and documents evidencing, securing or pertaining to the contractual obligations of a Company that involve annual payments or receipts in excess of $50,000;

     (2)    all leases where a Company is the lessee (including capital leases);

     (3) contracts, agreements or commitments (whether written or oral) that are not terminable without penalty on not more than 90 days' notice and that involve annual gross payments or receipts in excess of $50,000;

     (4)    all ground leases where a Company is a ground lessee; and

     (5) all reciprocal easement agreements affecting the properties owned by a Company.

     (j)  Significant Agreements; Binding Agreements.  Each of the Significant
          ------------------------------------------
Agreements is valid and binding and in full force and effect, enforceable against the Company which is a party thereto in accordance with its terms. Such Company is not in default in the performance of any obligations thereunder, and no event has occurred which with the giving of notice or lapse of time or both would constitute a default thereunder or permit the other party to terminate the rights of such Company thereunder.

     (k)  Litigation.  There are no claims, actions, suits, proceedings or
          ----------
investigations pending, or, to the Limited Partner's knowledge, threatened before any court, governmental unit or any arbitrator in respect of Companies or their respective assets other than routine litigation arising in the ordinary course of business, which is expected to be covered by liability insurance.

     (l)  Transfer Taxes.  There are no transfer taxes payable, accruing or
          --------------
otherwise arising out of the Formation which shall not have been paid by the Limited Partners prior to the date hereof.

     (m)  Partnership Employees.  There are no employees of any Company who, by
          ---------------------
reason of the contribution of the Contributed Interests to the Partnership, shall become employees of the Partnership, except as shall have been previously disclosed to the Partnership.

     (n)  Project Improvements.  The improvements at the property owned by each
          --------------------
Company are in good condition and repair and have not suffered any material casualty or, to the best of the Limited Partner's knowledge, other material damage which has not been repaired in all material respects. To the best of the Limited Partner's knowledge, there is no material latent or patent structural, mechanical or other significant defect or deficiency in such improvements.

     (o)  Project Equipment.  The equipment located at the properties owned by
          -----------------
the Companies is sufficient to permit the full operation of the improvements for their respective intended purposes.

     (p)  Condemnation Proceedings.  No proceedings have been commenced, or, to
          ------------------------
the best of the Limited Partner's knowledge, threatened, by an authority having the power of eminent domain to condemn any part of the land or improvements relating to any of the properties owned by the Companies.

     (q)  Insurance.  The Partnership has been provided with a list which sets
          ---------
forth an accurate and complete list of the insurance policies relating to the properties owned by the Companies or any part thereof and naming the Partnership or the respective Company as an insured; all such policies are in full force and effect and all premiums thereunder have been paid to the extent due; and no notice of cancellation has been received in respect thereof and, to the best knowledge of the Limited Partner, none is threatened.

     (r)  Full Disclosure.  Neither the Prospectus nor and the Debt Prospectus
          ---------------
contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained in the Prospectus or the Debt Prospectus, as applicable, in light of the circumstances under which they were made, not misleading; and neither the Registration Statement nor the Debt Registration Statement contains an untrue statement of material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The representations made by Paul Taylor, Jr. in this paragraph (r) and in clause (ii) of Section 11.3 of the Partner-ship Agreement (to the extent that the representations in such clause relate to matters covered by this paragraph (r)) are made to the best of his knowledge.

                                   Exhibit D

                        Maintenance of Capital Accounts
                        -------------------------------


     Each Partner's Capital Account shall be determined and adjusted as follows:

     (a) (1) each Partner's Capital Account shall be increased by (i) such Partner's Capital Contribution, (ii) such Partner's distributive share of Net Profits and Gain From Sale, (iii) such Partner's distributive share of any items in the nature of income or gain which are specially allocated pursuant to Section 1 of Exhibit E, and Section 4.3(e), of the Partnership Agreement, and (iv) the amount of any Partnership liabilities assumed by such Partner within the meaning of Regulations
          Section 1.704-1(b)(2)(iv)(c); and (2) each Partner's Capital Account shall be decreased by (i) the net agreed fair market value of Partnership Property and the amount of cash distributed to such Partner pursuant to this Partnership Agreement, (ii) such Partner's distributive share of Net Losses and Loss From Sale, (iii) such Partner's distributive share of items in the nature of deduction or loss which are specially allocated pursuant to Section 1 of Exhibit E, and Section 4.3(e), of the Partnership Agreement, and (iv) the amount of any liabilities of such Partner assumed by the Partnership within the meaning of Regulations Section 1.704-1(b)(2)(iv)(c) or which are secured by any property contributed by such Partner to the Partnership.

     (b) In the event any Partnership Interest is transferred in accordance with the terms of this Partnership Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the transferred Partnership Interest.

     (c) In the event the Book Value of a Partnership asset is adjusted (other than for Depreciation) pursuant to the terms of this Partnership Agreement, the Capital Accounts of all Partners shall be adjusted simultaneously to reflect the aggregate net adjustments as if the Partnership recognized Gain From Sale or Loss From Sale equal to the amount of such aggregate net adjustment.

     (d) In the event that the Partnership distributes an asset of the Partnership to a Partner, the Partners' Capital Accounts shall be adjusted to reflect the manner in which they would have shared any Gain From Sale or Loss From Sale that would have been recognized upon a taxable disposition of such asset at a price equal to its fair market value at the time of the distribution.

     (e) In the event that any distribution from the Partnership to a Partner results in an adjustment to the basis of Partnership assets pursuant to Code Section 734(b), the Partners' Capital Accounts shall be increased or decreased, as the case may be, by the amount of the adjustment concurrently with the distribution in accordance with, and to the extent permitted by, Regulations Section 1,704-1(b)(2)(iv)(m)(4) and (5).

     (f) The foregoing provisions and the other provisions of this Partnership Agreement relating to the maintenance of Capital Accounts are intended to comply with Regulations Section 1.704-1(b) and shall be interpreted and applied in a manner consistent with such Regulations. In the event that the General Partners shall determine that it is prudent to modify the manner in which the Capital Accounts, or any increases or decreases thereto, are computed in order to comply with such Regulations, the General Partners may make such modification with the Consent of the Limited Partners. The General Partners may also make any appropriate modifications with the Consent of the Limited Partners in the event that unanticipated events might otherwise cause this Partnership Agreement not to comply with Regulations Section 1.704-1(b).

                                   Exhibit E

                              Certain Allocations
                              -------------------


Section 1.  Special Allocations
            -------------------

     Prior to any allocation provided for in Section 4.3 of the Partnership Agreement, the following special allocations shall be made for tax and capital account purposes in the following order:

     (a)  Depreciation.  The Partnership's Depreciation initially will be
          ------------
specially allocated entirely to Bal-Penn and Oriole pro rata. Following the
                                                    --- ----
transaction set forth in Section 3.1(b)(ii) of the Partnership Agreement, the Partnership's Depreciation shall be specially allocated to the Original Limited Partners and TC-Oriole, pro rata, in proportion to their Percentage Interests.
                        --- ----
Following the transaction set forth in Section 3.1(b)(iv) of the Partnership Agreement, the Partnership's Depreciation for any taxable year will be specially allocated as follows:

     (1) The Depreciation attributable to the Properties will be specially allocated as follows:

          (i)   first, to the Original Limited Partners, pro rata, in proportion
                                                         --- ----
          to their Original Interests, in an amount equal to the product of (x) 85% of the amount of such Depreciation and (y) the Original Limited Partners' Special Allocation Fraction;

          (ii) second, if the amount of the Nonrecourse Liabilities to which the Properties are subject is less than $232,000,000, to the Original Limited Partners, pro rata, in proportion to their Original Interests,
                            --- ----
          to the extent necessary to make the product of (x) the total amount of Depreciation attributable to the Properties that is specially allocated to the Original Limited Partners, when expressed as a percentage of the total amount of Depreciation attributable to the Properties and (y) the amount of the Nonrecourse Liabilities to which the Properties are subject, equal to the product of (A) $197,200,000 and (B) the Original Limited Partners' Special Allocation Fraction; provided, however, that the Depreciation allocated pursuant to this subparagraph (ii) shall not exceed the product of (I) 85% of the Depreciation attributable to the Properties, and (II) one minus the Original Limited Partners' Special Allocation Fraction; and

          (iii) third, the balance if any, to TCT.

     (2)  Supplemental Properties.

          (i) If the Nonrecourse Liabilities to which the Properties are subject do not exceed $232,000,000 the Depreciation attributable to the Supplemental Properties will be specially allocated as follows:

               (A) first, to the Original Limited Partners, pro rata, in
                                                            --- ----
               proportion to their Original Interests, in an amount equal to the product of (x) 85% of the amount of Depreciation attributable to the Supplemental Properties and (y) the Original Limited Partners' Special Allocation Fraction;

               (B) second, to the Original Limited Partners, pro rata, in
                                                             --- ----
               proportion to their Original Interests, to the extent necessary to make the product of (x) the total amount of Depreciation attributable to the Properties and the Supplemental Properties that is specially allocated to the Original Limited Partners, when expressed as a percentage of the total amount of Depreciation attributable to the Properties and the Supplemental Properties and (y) the amount of the Nonrecourse Liabilities to which the Properties are subject, equal to the product of (I) $197,000,000 and (II) the Original Limited Partners' Special Allocation Fraction; provided, however, that the Depreciation allocated pursuant to this subparagraph (B) shall not exceed the product of (1) 85% of the Depreciation attributable to the Supplemental Properties, and (2) one minus the Original Limited Partners' Special Allocation Fraction; and

               (C) third, the balance, if any, to TCT.

          (ii) If the Nonrecourse Liabilities to which the Properties are subject exceeds $232,000,000, the Depreciation attributable to the Supplemental Properties will be specially allocated as follows:

               (A) first, to the Original Limited Partners, pro rata, in
                                                            --- ----
               proportion to their Original Interests, in an amount equal to the product of (x) the excess of (I) the product of the total amount of Depreciation attributable to the Properties and the Supplemental Properties, multiplied by a fraction, the numerator of which is $197,200,000, and the denominator of which is the amount of the Nonrecourse Liabilities to which the Properties are subject, over (II) 85% of the total Depreciation attributable to the Properties, and (y) the Original Limited Partners' Special Allocation Fraction;

               (B) second, to TCT in an amount equal to the excess of (x) the product of the total amount of Depreciation attributable to the Properties and the Supplemental Properties, multiplied by a fraction, the numerator of which is $34,800,000 and the denominator of which is the amount of Nonrecourse Liabilities to which the Properties are subject, over (y) 15% of the total Depreciation attributable to the Properties;

               (C) third, to TCT in an amount equal to the product of (x) the amount set forth in clause (x) of subparagraph (2)(ii)(A) above, and (y) one minus the Original Limited Partners' Special Allocation Fraction; and

               (D) fourth, to the Partners, pro rata, in proportion to their
                                            --------
               Percentage Interests.

     (3) Depreciation of the Partnership that is not specially allocated under paragraphs (1) or (2) shall be allocated to the Partners, pro rata, in
                                                                    --- ----
          proportion to their Percentage Interests.

     (b)  Interest.  The Partnership's deduction for interest for any taxable
          --------
year will be specially allocated as follows:

     (1) Interest expense on the first $232,000,000 of Nonrecourse Liabilities to which the Properties are subject (such amount of interest expense being referred to as the "Current Interest") shall be allocated entirely to TCT.

     (2) Interest expense in excess of the Current Interest shall be allocated to the Partners, pro rata, in proportion to their Percentage
                           --- ----
          Interests.

     (c)  Minimum Gain Chargebacks.  If there is a net decrease in Partnership
          ------------------------
Nonrecourse Debt Minimum Gain or Partner Minimum Gain during any Partnership fiscal year, each Partner shall be specially allocated items of Partnership income and Gain From Sale for such year (and if necessary, subsequent years) deter-mined in accordance with the requirements of Regulations Section 1.704-2(f) or 1.704-2(i)(4) as applicable. This Section l(c) is intended to comply with the minimum gain chargeback requirements of Regulations Sections 1.704-2(f) and 1.704-2(i)(4) and shall be interpreted consistently therewith.

     (d)  Section 754 Adjustment.  To the extent an adjustment to the adjusted
          ----------------------
tax basis of any Partnership asset pursuant to Code Section 734(b) or Code
Section 743(b) is required, pursuant to Regulations Section 1.704-1(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) and such gain or loss shall be specially allocated to the Partners in a manner consistent with the manner in which their Capital Accounts are required to be adjusted pursuant to such Section of the Regulations.

     (e)  Partner Nonrecourse Deductions.  Any Partner Nonrecourse Deductions
          ------------------------------
for any taxable year shall be specially allocated to the Partner who bears the economic risk of loss with respect to the Partner Nonrecourse Debt to which such Partner Nonrecourse Deductions are attributable in accordance with Regulations
Section 1.704-2(i).

     (f)  Adjustments.  With the Consent of the Limited Partners, the General
          -----------
Partners may adjust the special allocations provided for in Section l(a)(2) of this Exhibit to the extent deemed necessary by the independent trustees of TCT at the inception of a financing involving Supplemental Properties to allow TCT to avoid any material risk that TCT would (i) fail to satisfy the REIT Requirements or (ii) be subject to entity-level federal income or excise tax liability.

     (g)  Loss Allocations in Excess of Basis.  If any allocation of Net Losses,
          -----------------------------------
Net Loss on Sale, Depreciation or any other deduction to a Limited Partner would exceed such Limited Partner's basis in his or its Partnership Interest (determined after taking into account all allocations, contributions and distributions for such year) as of the end of such taxable year (such excess being referred to as the "Excess Losses"), items of income or gain shall be specially allocated to such Limited Partner in an amount equal to the Excess Losses.

Section 2.  Other Allocation Rules
            ----------------------

     (a) For purposes of determining the Net Profits, Net Losses or any other items allocable to any period, Net Profits, Net Losses and any such other items shall be determined on a daily, monthly, or other basis, as determined by the General Partners using any permissible method under Section 706 of the Code and the Regulations thereunder.

     (b) In the event that the Partnership acquires a direct or indirect interest in another partnership by way of contribution or owns a direct or indirect interest in any other partnership at the time the Book Value of Partnership property is adjusted pursuant to Section 1.2(a) of Exhibit A, the allocation of the Partnership's distributive share of income, gain, loss, or deduction of any such subsidiary partnership shall be made for purposes of this Partnership Agreement as if the subsidiary partnership's assets were owned directly by the Partnership and the Book Value of such assets were adjusted (i) in accordance with Section 1.2(a) of Exhibit A when the interest in any such subsidiary partnership is acquired by the Partnership, or (ii) in accordance with Section 1.2(b) of Exhibit A at the time the Book Value of Partnership property is adjusted pursuant thereto.

     (c) To the extent that any allocation of income or gain made pursuant to this Partnership Agreement includes the allocation of an item of income or gain that is recaptured as ordinary income under Code Sections 1245 or 1250, such ordinary income shall, to the extent possible without affecting the amount of overall income or loss allocated to any Partner, be allocated to the Partners who received the allocation of the depreciation or cost recovery deductions that generated the ordinary income recapture in proportion to their shares of such deductions, and the remaining items of income or gain will be allocated to the other Partners.

     (d) Except as otherwise provided in this Partnership Agreement, all items of Partnership income, gain, loss, deduction and any other allocations not otherwise provided for shall be divided among the Partners in the same proportions as they share Net Profits or Net Losses, as the case may be, for the year.

     (e) Certain of the allocations set forth in this Exhibit E (the "Regulatory Allocations") are intended to comply with certain requirements of Regulations Sections 1.704-1(b) and 1.704-2. To the extent the Regulatory Allocations are inconsistent with the manner in which the Partners intend to divide distributions, the General Partners are authorized to divide other allocations of Net Profits, Net Losses, Gain From Sale, Loss From Sale and other items among the Partners in any reasonable manner so as to prevent the Regulatory Allocations from distorting the manner in which Partnership distributions would be divided among the Partners but for application of the Regulatory Allocations.

     (f) Consistent with the allocation of nonrecourse deductions attributable to property financed with nonrecourse debt, the Nonrecourse Liabilities of the Partnership initially shall be allocated to Bal-Penn and Oriole, pro rata.
                                                                 --- ----
Following the transaction set forth in Section 3.1(b)(ii) of the Partnership Agreement, the Nonrecourse Liabilities of the Partnership shall be allocated to the Original Limited Partners and TC-Oriole, pro rata, in proportion to their
                                             --- ----
Percentage Interests. Following the transaction set forth in Section 3.1(b)(iv) of the Partnership Agreement, the Nonrecourse Liabilities of the Partnership shall be allocated as follows:

              (1) The first $232,000,000 of Nonrecourse Liabilities to which the Properties are subject (such amount of liabilities being referred to as the "Current Debt") shall be allocated:

                   (i) first, to the Original Limited Partners, pro rata, in
                                                                --- ----
                   proportion to their Original Interests, in an amount equal to the product of 85% of the Current Debt multiplied by Original Limited Partners' Special Allocation Fraction;

               (ii) second, if the amount of the Nonrecourse Liabilities to which the Properties are subject is less than $232,000,000, to the Original Limited Partners, pro rata, in proportion to their
                                              --- ----
               Original Interests, to the extent necessary to make the total amount of the Nonrecourse Liabilities to which the Properties are subject allocated to the Limited Partners equal to product of $197,200,000 and the Original Limited Partners' Special Allocation Fraction; and

               (iii) third, the balance, if any, to TCT.

          (2) Nonrecourse Liabilities in excess of the Current Debt shall be allocated to the Partners, pro rata, in proportion to their
                                          --- ----
               Percentage Interests.

     (g) The Partners are aware of the income tax consequences of the allocations made by the Partnership Agreement and this Exhibit and hereby agree to be bound by the provisions thereof and hereof in reporting their shares of Partnership income and loss for income tax purposes.

     (h) The provisions of this Exhibit E and the other provisions of the Partnership Agreement are intended to comply with the Regulations under Code
Section 752 and shall be interpreted and applied in a manner consistent with such Regulations. In the event that the General Partners shall determine that it is prudent to modify the manner of allocating Net Profits, Net Losses, Gain from Sale, Loss From Sale or any items of income, gain, loss or deduction in order to comply with such Regulations, the General Partners may make such modification, with the Consent of the Limited Partners, provided that such modification does not have a material effect on the amounts distributable to a partner or on the special allocations of Nonrecourse Liabilities, Depreciation or interest set forth in this Exhibit E.

Section 3.  Tax Allocations: Code Section 704(c)
            ------------------------------------

     (a) In accordance with Code Section 704(c) and the Regulations thereunder, income, gain, loss and deduction with respect to any property contributed to the capital of the Partnership shall, solely for tax purposes, be allocated among the Partners so as to take account of any variation between the adjusted basis of such property to the Partnership for federal income tax purposes and its Book Value at the time of contribution. In the event the Book Value of any Partnership Property is adjusted (other than for Depreciation) pursuant to the terms of this Partnership Agreement, subsequent allocations of income, gain, loss and deduction with respect to such property shall take into account any variation between the adjusted basis of such property for federal income tax purposes and its Book Value immediately after the adjustment in the same manner as under Code Section 704(c) and the Regulations thereunder. To the extent possible and except as otherwise provided herein, tax allocations shall be made in the same manner as allocations for Capital Account purposes.

     (b) Any elections or other decisions relating to the allocations made pursuant to this Section 3 shall be made by the General Partners in any manner that reasonably reflects the purpose and intention of this Partnership Agreement. Allocations pursuant to this Section 3 are solely for purposes of federal, state and local taxes and shall not affect, or in any way be taken into account in computing, any Partner's Capital Account or share of Net Profits, Net Losses,

Gain from Sale, Loss From Sale or distributions pursuant to any provision of this Partnership Agreement.

Section 4.  Terms; Section 704(c) Gain
            --------------------------

     References in this Exhibit to $197,200,000 shall be appropriately reduced by the amount of any Partnership gain attributable to a sale, exchange or disposition of one or more of the Properties to the extent that such gain is allocated to the Limited Partners pursuant to Section 704(c) of the Code.

                                   Exhibit F

                              Tax Matters Partner
                              -------------------

     (a) TCT shall be the "Tax Matters Partner" for the Partnership, as provided in Regulations Section 301.6231(a)(7)-1. Each Partner, by the execution of this Agreement, consents to such designation of the Tax Matters Partner and agrees to execute, certify, acknowledge, deliver, swear to, file and record at the appropriate public offices such documents as may be necessary or appropriate to evidence such consent.

     (b) To the extent and in the manner provided by the TMP Provisions, the Tax Matters Partner shall furnish the name, address, profits interest and taxpayer identification number of each Partner, including any successor Limited Partner, to the Secretary of the Treasury or his delegate ("Secretary").

     (c) To the extent and in the manner provided by the TMP Provisions, the Tax Matters Partner shall keep each Partner informed of the administrative or judicial proceedings for the adjustment at the Partnership or Company level of any item required to be taken into account by a Partner for income tax purposes (such administrative proceedings being referred to as a "tax audit" and such judicial proceedings being referred to as "judicial review").

     (d) If the Tax Matters Partner, on behalf of the Partnership, receives a notice relating to any partnership or nonpartnership item (within the meaning of Code Sections 6231(a)(3) and (4), respectively) of the Partnership, the Tax Matters Partner shall, within 30 days of receiving such notice, forward a copy of such notice to the Partners who hold or held an interest in the profits or losses of the Partnership for the Partnership taxable year to which the notice relates.

     (e)  The Tax Matters Partner is authorized, but not required:

     (1) to enter into any settlement with the Internal Revenue Service ("IRS") or the Secretary with respect to any tax audit or judicial review, in which agreement the Tax Matters Partner may expressly state that such agreement shall bind the other Partners, except that such settlement agreement shall not bind any Partner who (within the time prescribed pursuant to the Code and Regulations thereunder) files a statement with the Secretary providing that the Tax Matters Partner shall not have the authority to enter into a settlement agreement on behalf of such Partner;

     (2) in the event that a notice of a final administrative adjustment at the Partnership level of any item required to be taken into account by a Partner for tax purposes (a "final adjustment") is mailed to the Tax Matters Partner, to seek judicial review of such final adjustment, including the filing of a petition for readjustment with the United States Tax Court or the United States Claims Court, or the filing of a complaint for refund with the District Court of the United States for the district in which the Partnership's principal place of business is located;

     (3) to intervene in any action brought by any other Partner for judicial review of a final adjustment;

     (4) to file a request for an administrative adjustment with the Secretary at any time and, if any part of such request is not allowed by the Secretary, to file an appropriate pleading (petition or complaint) for judicial review with respect to such request;

     (5) to enter into an agreement with the Secretary to extend the period for assessing any tax which is attributable to any item required to be taken into account by a Partner for tax purposes, or an item affected by such item; or

     (6) to take any other action on behalf of the Partners or the Partnership in connection with any tax audit or judicial review proceeding to the extent permitted by the TMP Provisions.

     (f) The Partnership shall indemnify and reimburse the Tax Matters Partner for all expenses, including legal and accounting fees (as such fees are incurred), claims, liabilities, losses and damages incurred in connection with any tax audit or judicial review proceeding with respect to the tax liability of the Partners. The taking of any action and the incurring of any expense by the Tax Matters Partner in connection with any such proceeding, except to the extent required by law, is a matter in the discretion of the Tax Matters Partner and the provisions on limitations of liability of the General Partners set forth in this Agreement shall be fully applicable to the Tax Matters Partner in its capacity as such.

                                   Exhibit G

                       Listing of the Original Companies
                       ---------------------------------


The TC-Hallfield Manor Company
The TC-Ridge-View Company
The TC-East Company
The TC-Harford Company
The TC-North Company
The TC-Northeast Company
The TC-Versailles Company
The TC-Charlesmont Company
The TC-Hollows Company
The TC-Laurel Company
The TC-Montgomery Company
The TC-Montpelier Company
The TC-South Company
The TC-Fox Haven Company
The TC-Garden Wood Company
The TC-West/Greensview Company
The TC-Rolling Road Company
The TC-Woodmoor Company
The TC-Allentown Company
The TC-Harrisburg East Company
The TC-Emmaus Company
The TC-Hanover Company
The TC-Harrisburg Company
The TC-Lancaster East Company
The TC-Lancaster West Company
The TC-York Company

                                   Exhibit H

                   Initial Capital Accounts of the Partners
                   ----------------------------------------

                              Percentage Interest           Capital Account
                              -------------------           ---------------
TCT                                  75.570%                  $263,500,000

TC-Oriole                            10.432%                  $ 40,437,400

Bal-Penn                             12.215%                  $ 47,350,586

Schulweis                             1.221%                  $  4,735,059

Taylor                                 .562%                  $  2,178,127
                                    -------                   ------------

          Totals                    100.000%                  $358,201,172

                                   Exhibit I

              Units and Deemed Units Granted to Limited Partners
              --------------------------------------------------

Limited Partner                Units           Deemed Units
---------------                -----           ------------
Bal-Penn                      2,152,299             0
Schulweis                       215,230             0
Taylor                           99,006             0

                                   Exhibit J

                         Terms and Conditions of Units
                         -----------------------------


     The Units granted by TCT to the Limited Partners pursuant to Section 9.1(a) hereof shall be subject to the following terms and conditions:

     1.   Definitions.  The following terms and phrases, for purposes of this
          -----------
Exhibit J and the Agreement, shall have the meanings set forth below:

     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended,
      -------------
or any successor statute.

     "Exercise Notice" shall have the meaning set forth in Paragraph 2 hereof.
     -----------------

     "Exercising Partners" shall have the meaning set forth in Paragraph 2
     ---------------------
hereof.

     "SEC" shall mean the Securities and Exchange Commission.
     -----

     2.   Delivery of Exercise Notices.  Any one of more Limited Partners
          ----------------------------
("Exercising Partners"), subject to the limitations set forth herein, may deliver to TCT written notice (the "Exercise Notice") pursuant to which such Exercising Partners elect to convert some or all of their Units and Partnership Interests into Common Shares subject to the limitations contained in Paragraph 4 below.

     3.   Reserved.
          --------

     4.   Limitation on Exercise of Units.  Subject to Section 11.7 of the
          -------------------------------
Partnership Agreement, Units and related Partnership Interests may be converted at any time. Notwithstanding the foregoing, no Units and related Partnership Interests may be converted if such conversion would cause the Partnership to cease to qualify as a limited partnership under the laws of the jurisdiction of its organization, absent the approval of the General Partners.

     5.   Computation of Purchase Price.  Each Unit and the related portion of
          -----------------------------
the Limited Partner's Partnership Interest shall be convertible into one Common Share, as adjusted from time to time as provided in Paragraph 13, below.

     6.   Closing; Delivery of Exercise Notice.  The closing of a conversion of
          ------------------------------------
a Unit and the related Partnership Interest shall be held at the principal offices of TCT, on the date agreed to by TCT and the Exercising Partner, which date in no event shall be more than ten (10) days after the date of the Exercise Notice.

     7.   Closing Deliveries.  At the closing of the conversion of a Unit and
          ------------------
the related Partnership Interest, the Exercising Partner shall deliver to TCT or its designee such instruments and documents in respect of such Exercising Partner's due authority to transfer all of the right, title and interest in and to the Unit and the related Partnership Interest to TCT or its designee and in respect of the status of the Unit and the related Partnership Interest being transferred, free and clear of all liens as may be requested by TCT or its counsel.

     8.   Term.  Subject to Section 3.7 of the Agreement, the grant of the Units
          ----
by TCT shall be effective as of the date hereof and the Units shall terminate for all purposes and in all respects upon the dissolution of the Partnership (unless the Partnership is continued pursuant to Section 6.1).

     9.   Covenants of TCT.  To facilitate TCT's ability fully to perform its
          ----------------
obligations hereunder, TCT covenants and agrees as follows:

          (a) At all times during while any Units remain outstanding, TCT shall reserve for issuance such number of Common Shares as may be necessary to enable TCT to issue such shares upon conversion of all Units and related Partnership Interests which are from time to time outstanding.

          (b) As long as TCT shall be obligated to file periodic reports under the Exchange Act, TCT timely will file such reports in such manner as shall enable any recipient of Common Shares issued to Limited Partners hereunder to resell such shares in compliance with Rule 144 promulgated by the SEC pursuant to the Securities Act, or any successor rule or regulation or statute thereunder.

          (c) As long as any Units remain outstanding, the Limited Partners shall receive in a timely manner all reports filed by TCT with the SEC and all other communications transmitted from time to time by TCT to its shareholders generally.

          (d) TCT will use its best efforts promptly to advise each other Limited Partner upon TCT's receipt of an Exercise Notice from any Exercising Partner.

     10.  Limited Partners' Covenant.  Each Limited Partner covenants and agrees
          --------------------------
with TCT that all Units (and the related portion of such Limited Partner's Partnership Interest) converted hereunder shall be delivered to TCT free and clear of all liens, and should any Liens exist or arise with respect to such Units or Partnership Interests, TCT shall be under no obligation to acquire the same. Each Limited Partner further agrees that, in the event any state or local property transfer tax is payable as a result of the transfer of its Units and Partnership Interest to TCT (or its designee), such Limited Partner shall assume and pay such transfer tax.

     11.  Fractional Interests.  Only Partnership Interests corresponding to
          --------------------
whole numbers of Units may be converted. TCT shall not be required to issue fractions of Common Shares on the conversion of Units and the related Partnership Interests. If more than one Unit and the related Partnership Interest shall be converted at the same time by the same Limited Partner, the number of full Common Shares that shall be issuable upon the conversion thereof shall be computed on the basis of the aggregate number of Common Shares represented by the Units and related Partnership Interests so presented. If any fraction of a Common Share would, except for the provisions of this Section 11, be issuable on the conversion of any Units and related Partnership Interests (or specified portion thereof), TCT shall pay an amount in cash equal to the Closing Price of the immediately preceding Trading Day multiplied by such fraction.

     12.  No Rights as Shareholders.  Nothing contained in this Agreement or
          -------------------------
this Exhibit J shall be construed as conferring upon any Limited Partner, in his or its capacity as such, the right to vote or to receive dividends or other distributions from TCT or to consent to or to receive notice as shareholders in respect of any meeting of shareholders for the election of directors of

TCT or any other matter, or any rights whatsoever as shareholders of TCT, unless and until such Limited Partner becomes the holder of Common Shares upon the conversion of Units and the related Partnership Interests.

     13.  Adjustment of Number of Common Shares.  (a)  In case TCT shall pay or
          -------------------------------------
make a dividend or other distribution in Common Shares on any of its shares of beneficial interest, the number of Common Shares into which each Unit and the related Partnership Interest thereafter may be converted shall be increased in proportion to the increase in outstanding Common Shares resulting from such dividend or other distribution, such increase to become effective immediately after the opening of business on the day following the record date fixed for such dividend or other distribution.

     (b) In case TCT shall issue rights or warrants to all holders of its Common Shares entitling them to subscribe for or purchase Common Shares at a price per share less than the current market price per Common Share (as defined in paragraph (f) below), each Limited Partner which is a holder of a Unit shall be entitled to receive such number of rights or warrants, as the case may be, as he would have been entitled to receive had he converted his Units and the related Partnership Interests immediately prior to the record date for such issuance by TCT.

     (c) In case the outstanding Common Shares shall be subdivided into a greater number of shares, the number of Common Shares into which each Unit and the related Partnership Interest thereafter may be converted shall be increased proportionately, and, conversely, in case outstanding Common Shares each shall be combined into a smaller number of shares, the number of Common Shares into which each Unit and the related Partnership Interest thereafter may be converted shall be reduced proportionately, such increase or reduction, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

     (d) In case the Common Shares shall be changed into the same or a different number of shares of any class or classes of shares of beneficial interest, whether by capital reorganization, reclassification, or otherwise (other than subdivision or combination of shares or a stock dividend described in paragraph (c) of this Paragraph) then and in each such event the Limited Partners shall have the right thereafter to convert their Units and the related Partnership Interests into the kind and amount of shares and other securities and property which would have been received upon such reorganization, reclassification or other change by holders of the number of Common Shares into which the Units and the related Partnership Interests might have been converted immediately prior to such reorganization, reclassification or change.

     (e) TCT may, but shall not be required to, make such adjustments to the number of Common Shares issuable upon conversion of a Unit and the related Partnership Interest, in addition to those required by paragraphs (a), (b), (c) and (d) of this Section, and TCT's Board of Trustees shall have the power to resolve any ambiguity or correct any error in the adjustments made pursuant to this Section and its actions in so doing shall be final and conclusive.

     (f) For the purpose of any computation under paragraph (b) above, the current market price per Common Share on any date shall be deemed to be the average of the daily Closing Prices for the five consecutive Trading Days selected by TCT commencing not more than 20 Trading Days before, and ending not later than, the earlier of the day in question and the day before the "ex" date with respect to the issuance or distribution requiring such computation. For the purposes of this paragraph (f), the term "'ex' date", when used in respect of any issuance or distribution, shall mean the first date on which the Common Shares trade regular way on such exchange or in such market without the right to receive such issuance or distribution.

                                  Schedule 1

                            Form of Exercise Notice
                            -----------------------


TO:       The Town and Country Trust
          1700 NationsBank Center
          100 South Charles Street
          Baltimore, Maryland  21201
          Telecopy:  (410) 547-0789

FROM:     _________________________________
          [Name]


          _________________________________
          [Address]


     The undersigned, as a limited partner of The TC Operating Limited Partnership, hereby elects to exercise his right to convert such portion of the undersigned's Limited Partnership Interest as corresponds to _____ Units into Common Shares of The Town and Country Trust, in accordance with Article IX of the Second Amended and Restated Agreement of Limited Partnership of The TC Operating Limited Partnership dated May 4, 2000.

                                    Date:_________________________


                                    Signature:____________________


STATE OF _____________)
                      )  SS:
COUNTY OF ____________)


     Subscribed and affirmed before me this _____ day of __________, 20__, by
____________________.



                                    _____________________________[SEAL]
                                    NOTARY PUBLIC


                                    _____________________________
                                    Print Name


                                    _____________________________
                                    Commission Expires